As filed with the Securities and Exchange Commission on November 12, 2004
                                              Registration No. 333-118616



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                   ____________________________


                          FORM SB-2/A
                PRE-EFFECTIVE AMENDMENT NO. 1

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                   ___________________________


      ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
          (Name of Small Business Issuer in its Charter)

         Delaware                    7370                  33 - 0836078
(State or other jurisdiction    (Primary Standard         (I.R.S. Employer
 of incorporation or             Classification           Identification No.)
 organization                    Code Number)
                    __________________________

                       406 West 10600 South
                            Suite 610
                   Salt Lake City, Utah  84095
                          (801) 858-0880

  (Address and Telephone Number of Principal Executive Offices)

                           Rohit Patel
                     Chief Executive Officer
                       406 West 10600 South
                            Suite 610
                   Salt Lake City, Utah  84095
                          (801) 858-0880

   (Name, address, and telephone number, of agent for service)

                            Copies to:

                         Mike Otto, Esq.
                       Otto & McBride, P.C.
                       4001 South 700 East
                            Suite 500
                   Salt Lake City, Utah  84109
                          (435) 640-7221

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     _______________________

                 CALCULATION OF REGISTRATION FEE

                                   Proposed
                                   Maximum        Proposed
                                   Aggregate      Maximum
Class of Securities  Amount to be  Offering       Aggregate       Registration
to be Registered     Registered    Price Per Unit Offering Price  Fee
-------------------  ------------  -------------- --------------  ------------
Common Stock,
par value $.00001
per share             15,439,746    $0.15(1)      $2,315,962(2)    $293.43

Subscription
Rights(3)             15,439,746        -                  -           (4)
------------------------------------------------------------------------------
(1) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(o) based on the estimated maximum aggregate offering price of ELLIS common stock.
(2) Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued.
(3)   Evidencing the rights to subscribe for shares of ELLIS common stock.
(4) There is no separate filing fee due for the Subscription Rights pursuant to Rule 457(i).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PROSPECTUS

                     NOVEMBER 10, 2004

     The information in this Prospectus is not complete and may be changed. We may not sell the subscription rights or the securities represented thereby until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.


      ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.

                           Common Stock

                        15,439,746 Shares


     ELLIS common stock trades on the OTC Bulleting Board under the symbol "ELLG." Common stock prices as reported by the OTC Bulletin Board on November 10, 2004, $0.09 high bid and low ask $0.08 . The last sale price of our common stock on November 10, 2004 was $0.08 per share.

     We are registering subscription rights to purchase new-issue shares of our common at a price of $0.15 per share in a rights offering being offered to record and beneficial holders of our common stock as of November 10, 2004.
 The subscription rights are non-transferable and will not be traded on the OTCBB or any stock exchange. We are also registering up to 15,439,746 new-issue shares of our common stock for sale to our existing record and beneficial owners of our common stock.

        __________________________________________________________

        Investing in our common stock involves risks. You should consider carefully the Risk Factors Section beginning on
        p. 3 of the Prospectus before deciding whether to exercise your subscription rights.
        ___________________________________________________________

     Neither the Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We are offering the subscription rights to all record and beneficial holders of our common stock at the rate of $0.15. The subscription rights to purchase our common shares in the rights offering are being offered by our management in a self-underwritten offering. We are offering the subscription rights to our common stockholders for cash on a best efforts basis. There is no minimum number of shares that must be sold in the rights offering. We intend to close on sales of shares with respect to subscriptions we accept. Our offer to our common stockholders to purchase subscription shares will end sixty (60) days after the effective date of this Registration Statement. We are offering the subscription rights without the services of an underwriter or selling agent, and we are not paying any commissions or providing an underwriting discount to any person or entity in conjunction with the rights offering or the proceeds from the sale of subscription rights. We will receive the proceeds from any subscriptions to purchase shares of our common stock.

     Subscription Price                   $0.15          $ 2,315,962
     Estimated Expenses                   $0.0075        $   113,000
     Estimated Net Proceeds to ELLIS
     (assuming full subscription)         $0.1425        $ 2,202,962



     The date of this Prospectus is November 10, 2004

                        TABLE OF CONTENTS

                                                                      Page


Prospectus Summary                                                      2
Risk Factors Related to Our Business                                    3
Risk Factors Related to the Rights Offering                             7
Forward Looking Statements                                             10
Use of Proceeds                                                        11
Market for Common Equity                                               11
Management's Discussion and Analysis                                   13
Balance Sheet Summary                                                  15
Rights Offering Summary                                                16
Our Business                                                           18
Legal Proceedings                                                      25
Description of Property                                                25
Management                                                             25
Certain Relationships and Related Transactions                         26
Executive Compensation                                                 27
Equity Compensation Plan Information                                   29
Security Ownership of Certain Beneficial Owners and Management         30
Description of Our Capital Stock                                       31
Names and Addresses of Directors, Officers and
  Owners of More than 5% of any Class of  Stock                        35
Determination of Offering Price                                        35
Plan of Distribution                                                   35
Interests of Named Experts and Counsel                                 35
SEC's Position on Indemnification for Securities Act Liability         36
Index to Financial Statements                                          36
Changes in and Disagreements With Accountants                          36
Where You Can Find More Information                                    36
Financial Statements (F-1 through F-29)                                37
Information About the Rights Offering                                  66

                        PROSPECTUS SUMMARY

This Section answers in summary form some questions you may have about the rights offering and highlights some of the information contained elsewhere in this Prospectus. Because this Section is a summary, it does not contain all of the important information that you should consider before exercising the subscription rights or investing in ELLIS common stock. You should carefully read the entire Prospectus, including the "Risk Factors" sections beginning on
p. 3. For convenience, references to "we," "us," or "ELLIS" mean English Language Learning and Instruction System, Inc. You should only rely on the information contained in this document or others to which we refer you. We have not authorized anyone to provide you information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

    English Language Learning and Instruction System, Inc., a Delaware corporation with its primary offices and place of business in Salt Lake City, Utah, is a leading provider of interactive multimedia software and supporting written materials designed to teach English as a Second Language ("ESL"). Our signature product is "ELLIS" a series of over 20 interactive, multi-media software programs that combine text, full-motion graphics and video, digitized sound, voice recording, and translation from English for a virtual learning experience for learners of all proficiency levels and native speakers of 58 languages. The ELLIS suite of products is effective in all teaching of ESL, English as a Foreign Language ("EFL"), and Teachers of English to Speakers of Other Languages ("TESOL").

     We sell the ELLIS software through four primary markets: 1) domestic sales to public and private institutional purchasers; 2) international sales to public and private institutional purchasers; 3) Home Kit sales; and 4) developing specialized versions of the ELLIS software for or granting to third parties a limited license to incorporate some of its components in its ESL technology. We depend to a significant degree on the efforts of a network of independent ELLIS distributors to realize sales in the first three of these markets.

     Our principal executive offices are located at 406 West 10600 South, Suite 610, Salt Lake City, Utah, 84092. Our telephone number is (801) 858-0880, and our website address is http://www.ellis.com. Information on our website is not part of this Prospectus.

     We are distributing to our common stockholders, at no charge, non-transferable subscription rights to purchase up to an aggregate of 15,439,746 shares of English Language Learning and Instruction System, Inc.'s common stock at a cash subscription price of $0.15 per share. Each common stockholder will receive one subscription right for each share of our common stock owned of record on November 10, 2004 (the "Record Date"). Each subscription right will entitle its holder to purchase one share of our common stock. We refer to this as the "basic subscription privilege." Each subscription right will carry with it an over-subscription privilege for shares that are not otherwise purchased through the exercise of the basic subscription privilege. This means that holders of our common stock as of the Record Date of this rights offering will be entitled to purchase i) one share of new issue common stock at the rate of $0.15 for each share of common stock they hold on the Record Date; and ii) on a pro rata basis with other holders of common stock exercising their over-subscription privilege, that portion of the 15,439,746 shares of common stock being offered in the rights offering that other holders of our common stock do not purchase.

     As of  October 31, 2004 , Camden Partners beneficially owns
500,000 shares of our outstanding common stock, 750,000 shares of our Series A Preferred Stock and 714,285 shares of our Series B Preferred Stock. Under our Certificate of Incorporation, the rights offering triggers certain anti-dilution provisions relative to the Series A and Series B Preferred Stock, and Camden Partners will have the right to convert its 750,000 shares of our Series A Preferred Stock into 15,000,000 shares of our common stock, and its 714,285 shares of our Series B Preferred into 8,335,706 shares of our common stock, based on the rights offering price of $0.15 per share.

               RISK FACTORS RELATED TO OUR BUSINESS

     You should carefully consider the following factors, together with the other information contained in this Prospectus, before exercising subscription rights or purchasing our common stock we are offering. An investment in our common stock involves a high degree of risk and may not be appropriate for investors who cannot afford to lose their entire investment.

     We currently sell our products to educational institutions and government agencies. If we are not able to expand the market for our products to individual consumers, we may not reach a level of sustained profitability. Additionally, we may not be able to sell our software product at competitive prices to individual consumers.

     The ESL instruction market is a large, fragmented market that has attracted hundreds of different companies, with no real dominant player. We face competition from companies that sell traditional classroom products and services, including, classroom instruction, books, audiotapes, etc., and from companies, like ELLIS, that sell computer software. There is growing momentum for using computers in place of or in conjunction with traditional classroom products and services and we expect that trend to continue, further benefiting us and other ESL software providers. However, with today's tight fiscal budgets for public education, the cost of purchasing and maintaining computer systems, coupled with the cost of ELLIS software, will continue to impact our and other software providers' efforts to complement or replace traditional classroom products and services.

     The market for ESL software includes both institutional customers and individual customers that study English on their own. We have traditionally targeted institutional customers such as schools and corporations that teach English to groups of students. While our management believes that this market will continue to be the most attractive market for our products, there are a number of competitors attempting to establish themselves within the individual consumer market by delivering relatively inexpensive offerings.

     Our competitors in the multi-media ESL market include, but are not limited to, English Discoveries, DynEd International, Fairfield Language Technologies (publisher of Rosetta Stone products), and Longman English Success.

     Our management believes that the ELLIS product line is superior to traditional instruction methods and other ESL software; however, there are no assurances that one or more of our competitors will not develop and offer a comparable or superior product at more favorable terms than we do.

     Our primary market for both domestic and international sales is educational institutions and governmental agencies. These agencies and institutions have the budgets necessary to afford the ELLIS software, which is priced significantly higher than many other offerings in the ESL software market because of its content, pedagogy and presentation. In 2003, we introduced the ELLIS Home Kit, a streamlined version of one ELLIS Academic Suite module, for individual Spanish-speaking users. Home Kits are generally sold as part of an institution's ESL curriculum, and are competitively priced for the individual user. In 2003, Only College, one of the People's Republic of China's largest vocational training providers, agreed to feature ELLIS software in the ESL programs of at least ten of its training centers. Only College likewise agreed to purchase a minimum number of Home Kits. Accordingly, the Home Kit is currently available in Mandarin and Spanish. We are currently in the process of developing Home Kits in Korean, Portuguese and Japanese. While our management believes that ELLIS will continue to be an attractive choice for English-training programs with adequate funding, and that we will realize revenues from Home Kit sales to some individual users who speak Mandarin, Spanish, Korean, Portuguese and Japanese, it likewise recognizes that there are literally hundreds of cheaper ESL instruction programs available to individual learners whose means are not those of many educational institutions, private vocational concerns, governmental agencies, or business entities. We have little control over an individual user's choice from among the myriad and competitively priced ESL training options available, and cannot guarantee the reception that Home Kits will receive in the individual learner market.

     In addition to software, the ESL market encompasses text and/or audio (tapes). Accordingly, our marketing efforts are sometimes geared first toward convincing a prospective purchaser (whether institutional or individual) of ESL training products that interactive multimedia software is a better option than printed and/or solely audio materials. If that is established, our distributors turn to convincing prospective purchasers that ELLIS is the best option among available ESL software. Nevertheless, we cannot guarantee or assure that prospective institutional purchasers will always elect to pay more for a superior product.

     We face intense competition from other educational software companies as well as from traditional print media.

     While we believe that ELLIS is the best available ESL software product, we compete in the general ESL and ESL software markets with numerous competitors who offer general ESL and/or ESL software products. At the most fundamental level, we compete with textbooks and audio tapes. At another level, we compete with other ESL software. While we are not aware of interactive multimedia ESL options superior to ELLIS, there can be no guarantee or assurance that one or more of our competitors will not develop interactive multimedia ESL software that is superior to ELLIS; penetrate some of our domestic or international markets through shrewd marketing; or generate recurring sales with established customers.

     If our competitors develop technologies that are more effective than ours, our commercial opportunity will be reduced or eliminated.

     Software and delivery systems are constantly evolving and being refined. Advents in technology could quickly change our competitive environment and market. Much of our success will depend on our management's ability to recognize the latest technology and consider its possible benefit to ELLIS or effect on our market. In turn, our success will depend on our management's efficiency in tasking our developers, programmers and technical staff in a manner that allows ELLIS to maintain its technological and pedagogical advantages. Notwithstanding management's intentions and ability to do both things, there can be no guarantee or assurance that our software and/or the delivery systems on which its functionality is based will be compatible with unforeseen technological developments.

     Our international sales and marketing are concentrated with a few foreign government agencies and schools. The failure of these agencies and schools to receive adequate budgetary funds may affect their ability to adopt our programs.

     Much of our international marketing effort is directed toward government agencies (e.g., ministries of education charged with implementing an ESL program on a mass scale). We also market ELLIS internationally to private language academies and vocational schools. In certain countries (e.g., the People's Republic of China), the private sector is heavily dependent on, or cannot exist without the approval of, the central government. In other instances, civil strife, economic recession or depression, currency devaluation/rampant inflation, or general political upheaval could adversely impact our internationals sales efforts. Moreover, we have no control over foreign governments or regulatory authorities imposing new or increased taxes, tariffs or other protectionist fees imposed on American imports in general and/or the ELLIS software in particular.

     We market and sell our product internationally to developing countries that in the past have faced economic and political instability. Adverse economic and political events could adversely affect private and public expenditures on our products.

     Our success internationally depends in significant measure on the general economic stability of the countries where we market ELLIS, and in turn on the strength of those respective countries' currencies. Our primary international markets, in no particular order of perceived importance, are the People's Republic of China, Mexico, the United Kingdom, Brazil and India. We make no guarantee or assurance as to the continued political or economic stability of these or any other countries where we market and sell ELLIS. General economic depression, rampant inflation/currency devaluation, and/or underemployment could greatly affect our success in foreign markets. Any of the scenarios discussed in this paragraph and in the balance of this Prospectus could negatively impact our consumers' ability to afford ESL instruction.

     We have a history of losses, expect continuing losses and may never achieve profitability.

     We have not achieved profitability in any fiscal year since 2000. We may continue to incur net losses in accordance with generally accepted accounting principles for the foreseeable future. In addition, we intend to continue to spend resources on maintaining and strengthening our business, and this may, in the near term, cause our operating expense to increase and our operating results to decline.

     In past quarters, we have spent heavily on research and development, marketing and sales. We may continue to spend substantial financial and other resources to further develop and introduce new products, and to improve our sales and marketing organizations. We expect that our cost of revenues, sales and marketing expenses, general and administrative expenses, operations, research and customer support expenses and depreciation and amortization expenses could continue to increase in absolute dollars and may increase as a percent of revenues. If revenues do not correspondingly increase, our operating results could decline. If we continue to incur net losses in future periods, we may not be able to retain employees, or fund investments in capital equipment, sales and marketing programs, and research and development to successfully compete against our competitors. We also may never obtain sufficient revenues to exceed our cost structure and achieve profitability.
If we do achieve profitability, we may not be able to sustain or increase profitability in the future. This may also, in turn, cause the price of our common stock to demonstrate volatility and/or continue to decline.

     We may need to raise additional capital and may need to initiate other operational strategies to continue our operations.

     In addition to the funds raised in this rights offering, we may be required to raise additional funds, particularly if we are unable to generate positive cash flow from our operations. Such financing may not be available in sufficient amounts or on terms acceptable to us. Concerns about our long-term viability may impair our ability to raise additional capital and may create a concern among our current and future customers and vendors as to whether we will be able to fulfill our contractual obligations. As a result, current and future customers may determine not to do business with us, which would cause our revenues to decline. To the extent we raise additional capital by issuing equity securities, our stockholders would at that time experience substantial dilution.

     Our workforce reduction announced in February 2004 and any future workforce and expense reductions may have an adverse impact on our ability to make significant progress on our products.

     In February 2004, we announced a workforce reduction of 12 employees in order to reduce expenses. In light of our continued need for funding and expense control, we may be required to implement further workforce and expense reductions this year. Workforce and expense reductions have resulted, and further reductions could result, in reduced progress on the development of our products. In addition, employees, whether or not directly affected by a reduction, may seek future employment with our business partners or competitors. Although our employees are required to sign a confidentiality agreement at the time of hire, the confidential nature of certain proprietary information may not be maintained in the course of any such future employment. Further, we believe that our future success will depend in large part upon our ability to attract and retain highly skilled personnel. We may have difficulty attracting such personnel as a result of a perceived risk of future workforce and expense reductions. In addition, the implementation of expense reduction programs may result in the diversion of efforts of our executive management team and other key employees, which could adversely affect our business.

     Economic conditions may require us to reduce the size of our business further.

     Since February 2004, we have taken several steps, including reductions in our work force and dispositions of assets to reduce the size of our operations to better match the reduced sales of our products and services. Accordingly, during the next twelve months, we believe that we may be required to reduce our costs further. This could cause disruption in our business and require us to take accounting charges. If we fail to execute effectively on a program of cost reductions, our financial condition could suffer.

     The success of our strategy depends on our ability to increase our revenue substantially.

     We have deliberately chosen to continue to spend on research and development, sales and marketing, and other operating expenses at levels that will not permit us to return to profitability unless we can increase our revenue substantially. In order to do so, we plan both to continue to maintain and enhance our existing products and to expand and diversify our product portfolio. In addition, we believe we must continue to maintain a significant sales presence in our principal markets and to spend on marketing our products and services. We are implementing this strategy through a combination of internal development and strategic alliances with other vendors. If we fail to execute this strategy effectively, or it does not produce substantial revenue growth, we will be required to modify the strategy, which would likely have an adverse effect on our financial condition.

     Our success depends on our retaining certain key personnel.

     Our success depends in significant part on certain key personnel whose employment with ELLIS is imperative to our short-term success and long-term prospects. Our success depends in large part on Messrs. Rohit Patel (our Chief Executive Officer) and Mark Emerson. We also depend heavily on certain employees involved with developing and maintaining the functional integrity of our software. Finally, our success depends in significant part on certain individuals that market and service the ELLIS software. We maintain a "key man" insurance policy on Mark Emerson with a loss benefit of $5,000,000. Two
of our current officers work under employment contracts   Messrs. Patel and
Emerson. For details of the terms and compensation that these officers respectively receive under these contracts, please refer to the "Executive Compensation" section beginning on p. 28.

     We rely on trademark, copyright, trade secret laws, and contractual restrictions to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenue could be harmed.

     We rely on a combination of trademark, copyright and trade secret laws, contractual restrictions, such as confidentiality agreements and licenses to establish and protect our proprietary rights, which we view as critical to our success. Our ability to compete and grow our business could suffer if these rights are not adequately protected. Despite the precautionary measures we take, unauthorized third parties may infringe or copy portions of our services or reverse engineer or obtain and use information that we regard as proprietary, which could harm our competitive position and market share.

     In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Additionally, we cannot be certain that our products do not infringe issued patents that may relate to our products. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed that relate to our industry and affect our sales.

     Our stock price is volatile and the market for our stock is illiquid.

     Our common stock price has experienced substantial volatility in the past, and is likely to remain volatile in the future. Volatility can arise as a result of divergence between our actual or anticipated financial results and published expectations of analysts, and announcements that we, our competitors, or our customers may make.

     Divergence between our actual results and our anticipated results, analyst estimates and public announcements by us, our competitors, or by customers will occur from time to time in the future, with resulting stock price volatility, irrespective of our overall year-to-year performance or long-term prospects. As long as we continue to depend on a limited customer base, and particularly when a substantial majority of their purchases consist of newly introduced products, there is substantial chance that our quarterly results will vary widely.

     The market liquidity for our stock is very low. As of December 31, 2003, we had 15,439,746 shares of common stock outstanding. The average daily trading volume in our common stock during the fifty-two week period ending December 31, 2003 was 18,175 shares. The daily average trading volume in our common stock during the fifty-two week period ending December 31, 2002 was 15,254 shares. Although a more active trading market may develop in the future, the limited market liquidity for our stock may affect your ability to sell at a price that is satisfactory to you.

     If our officers, directors and largest stockholders choose to act together, they will be able to significantly affect our management and operations, acting in their best interests and not necessarily those of other stockholders.

     Our directors, executive officers and their affiliates beneficially owned approximately 61.3% of our common stock as of December 31, 2003. Frank Otto owned approximately 61.3% of our issued common shares and 56.0% of our voting shares. Camden Partners owned 3.2% of our issued common shares, 100% of our issued preferred shares and 11.6% of our voting stock. Assuming that Camden purchases its basic subscription right of 500,000 common shares and its standby commitment of at least 3,333,333 common shares being offered in the rights offering, and giving effect to the applicable conversion ratio adjustment of our preferred stock, Camden Partners' total percentage ownership of our common stock on an as-converted basis (including the anti-dilution effect of the rights offering) would be 51.0%. If Camden Partners purchases its basic subscription right of 500,000 common shares and does not purchase any additional shares as standby purchaser, and giving effect to the applicable conversion ratio adjustment of our preferred stock, Camden Partners' total percentage ownership of our stock on an as-converted basis (including the anti-dilution effect of the rights offering) would be 44.9%. Under either of these scenarios, Frank Otto, our Chairman of the Board, would own 17.5% of our common stock on an as converted basis regardless of how many shares Camden Partners purchases as standby purchaser. In all events, Camden Partners and Mr. Otto acting together, will be in a position to significantly affect, and potentially fully control, ELLIS, the election of its directors, and its general affairs. In addition, they may exercise their ability to decide matters requiring a stockholder vote in a manner that advances their best interests, not necessarily those of our other stockholders.

           RISK FACTORS RELATED TO THE RIGHTS OFFERING

      Your percentage ownership of our common stock may be significantly diluted.

      If you do not exercise your subscription rights and shares are purchased by other stockholders in the rights offering, your proportionate voting and ownership interest will be further reduced and the percentage that your original shares represent of our expanded equity after exercise of the subscription rights will be diluted. For example, if you own 154,000 shares of our common stock before the rights offering, or approximately 1% of our outstanding common stock, and you do not exercise your basic subscription rights while all our other stockholders exercise their own subscription and over-subscription rights, your percentage ownership would be reduced to approximately one half of one percent after the rights offering, based on 15,439,746 additional shares being issued, for a total of 30,879,492 issued after the rights offering.

     Moreover, your percentage of ownership will be reduced further if Camden Partners converts its Series A and B Preferred Stock at their respective conversion rates of 20 to 1 and 11.67, as adjusted due to the rights offering. In that event, we would issue Camden Partners an additional 23,335,706 shares of our common stock and have a total of 54,215,210 common shares issued and outstanding, again assuming that all of our common stockholders fully exercise their basic and over-subscription privileges. Thus, if you owned 154,000 shares of our common stock and fully exercised your basic subscription right, your 308,000 shares of our common stock would represent an ownership interest of 1% after the rights offering and 0.57% factoring in the conversion of the Series A and B Preferred Stock. If you owned 154,000 shares and did not exercise your subscription rights, those 154,000 shares would represent a percentage interest of 0.50% after the rights offering and 0.34% factoring in the conversion of the Preferred Stock.

     The following table sets forth the relative percentage ownership interest in our common shares that Frank Otto, Camden Partners, and other common stockholders have before the rights offering and after the rights offering, both on an as-converted basis. Issued shares are shares that we have actually issued to common stockholders; unexercised options or warrants to purchase shares of our common stock are not included as issued shares. Unless otherwise indicated, the following table assumes that 1) Frank Otto does not exercise any of his basic subscription rights; 2) our common stockholders other than Frank Otto fully exercise their basic subscription rights but not their over-subscription rights to any subscription to which Mr. Otto does not subscribe; and 3) Camden Partners purchases $500,000 worth of shares, or 3,333,333 shares, as a standby purchaser.



--------------------------------------------------------------------------------------------
                                      Before Offering                      After Offering
                   Before Offering    as Converted      After Offering     as Converted
--------------------------------------------------------------------------------------------
 <s>            |  <c>              | <c>              | <c>             | <c>
 Frank Otto     |  9,471,000        | 9,471,000        | 9,471,000       | 9,471,000
                |  (61.3%)(1)       | (56.0%)          | (38.3%)         | (19.7%)
---------------- ------------------  -----------------  ----------------- ------------------
 Camden         |  500,000          | 1,964,285(2)     | 4,333,333(3)    | 27,669,039(4)
 Partners       |  (3.2%)           | (11.6%)          | (17.5%)         | (57.6%)
                |                   |                  |                 |
---------------- ------------------  -----------------  ----------------- ------------------
 Other Common   |  5,468,746        | 5,468,746        | 10,937,492      | 10,937,492
 Stockholders   |  (35.5%)          | (32.4%)          | (44.2%)         | (22.7%)
---------------- ------------------  -----------------  ----------------- ------------------
 Total Issued   |  15,439,746       | 16,904,031       | 24,741,825      | 48,077,531
 Common         |                   |                  |                 |
---------------- ------------------  -----------------  ----------------- ------------------
 Options and    |                   |                  |                 |
 Warrants(5)    |  1,315,185        | 1,315,185        | 2,219,867(6)    | 2,219,867
---------------- ------------------  -----------------  ----------------- ------------------
 Total Shares,  |  16,754,931       | 18,219,216       | 26,057,010      | 50,297,398
 Fully Diluted  |  Common           |                  |                 |
 (7)            |                   |                  |                 |
                |  1,464,285        |                  |                 |
                |  Preferred        |                  |                 |
---------------- ------------------  -----------------  ----------------- ------------------

(1) Includes shares jointly owned with Janet Otto and shares currently held by Frank Otto and
    Janet Otto Family Limited Partnership.
(2) Includes the 500,000 common shares reflected under the "Before Rights Offering" row, plus the conversion of both the 750,000 shares of Series A Preferred Stock and the 714,285 shares of Series B Preferred Stock at the pre-rights offering conversion ratio of 1 to 1.
(3) Includes the 500,000 common shares reflected under the "Before Rights Offering" row, plus the 3,333,333 shares of our common stock that Camden Partners would purchase in the event that the basic and over-subscription privileges are not fully exercised. This figure also assumes that we retire the Convertible Notes with cash only, not shares of our common stock at the rights offering price of $0.15.
(4) Includes all shares reflected under the "After Offering" row, plus full conversion of the
    750,000 Series A Preferred Shares into shares of our common stock at the a conversion rate of 20 to 1 (15,000,000 common shares) as well as full conversion of the 714,285 Series B
    Preferred Shares at a conversion rate of 11.67 to 1 (8,335,706 common shares).
(5) Includes options and warrants that are exercisable before September 15, 2004.
(6) Includes options to purchase 1,665,911 common shares in Robit Patel's favor, assuming certain conditions specified in his Employment Agreement.
(7) "Fully-diluted" means all shares that could be issued to holders of options or warrants to purchase shares of our common stock, as well shares of our preferred stock that could be converted into shares of our common stock at the rights offering price of $0.15 per share.

                                    8

     The rights offering may cause the price of our common stock to decrease immediately, and this decrease may continue.

     The subscription price per share of $0.15 equals 188% of the market price of our common stock of our common stock on the OTCBB on November 10, 2004. The shares we propose to issue and ultimately will issue if the rights offering is completed may immediately decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering.

     If you exercise your subscription rights, you may not revoke the exercise of your subscription rights, and you may be unable to sell any shares you purchase at a profit.

     The public trading market price of our common stock may decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.

     You may not revoke the exercise of your subscription rights even if we decide to extend the Expiration Date of the subscription period.

     We may, in our sole discretion, extend the Expiration Date of the subscription period. During any potential extension of time, our common stock price may decline below the subscription price and resulting in a loss on your investment upon the exercise of rights to acquire shares of our common stock. If the Expiration Date is extended after you send in your subscription forms and payment, you still may not revoke or change your exercise of rights.

     You will not receive interest on subscription funds returned to you.

     If we cancel the rights offering, we will have no obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

     The subscription rights are not transferable and there is no market for the subscription rights.

     You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value.

     Because we may terminate the offering, your participation in the offering is not assured.

     Once you exercise your subscription rights, you may not revoke the exercise for any reason, unless we amend the offering. If we decide to terminate the offering, we will not have any obligation with respect to the subscription rights, except to return any subscription payments, without interest.

     If you do not act promptly and follow subscription instructions, your subscription rights may be rejected.

     Stockholders who desire to purchase shares in the rights offering must act promptly to ensure that we actually receive all required forms and payments prior to 5:00 p.m. Mountain Time on December 24, 2004, the Expiration Date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your particular transaction, we may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. We do not undertake to contact you concerning, or attempt to correct, an incomplete or inaccurate subscription form or payment. We have the sole discretion to determine whether a subscription is properly exercised.

     Our determination of the subscription price was not based on an independent valuation and may not be the true value of the shares.

     We did not set the subscription price, or any of the terms and conditions of the rights offering based on an independent valuation of ELLIS. The $0.15 subscription price was based on the strategic alternatives available to us for raising capital, the market price of our common stock before and after the announcement of the rights offering, the limited trading volume in our stock, our business prospects and the general conditions in the securities markets. The subscription price does not necessarily bear any relationship to our past operations, cash flows, current financial condition, or any other established criteria for value. As a result, you should not consider the subscription price as an indication of the current value of our company or its common stock. We cannot guarantee that you will be able to sell shares purchased in this offering at a price equal to or greater than the subscription price.

                    FORWARD LOOKING STATEMENTS

     Some of the statements in this Prospectus other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that are the subject of the "safe harbor" that those sections create. These forward-looking statements include, but are not limited to, statements about:

                 .  dependence on key personnel;

                 .  competitive technology and products;

                 .  sufficiency of our cash resources;

                 .  our operations and legal risks;

                 .  our history of operating losses;

                 .  our research, development, and other expenses;

                 . dependence on revenues from existing and new distributors of the ELLIS Software;

                 . the political structures and economic viability of some of our international markets; and

                 . our ability to complete the rights offering and the timing thereof.

     The forward-looking statements are generally identified by words such as "expect," "anticipate," "intend," "believe," "hope," "assume," "estimate," "plan," "may," "might," "will," and similar words. Discussions containing these forward-looking statements may be found, among other places, in the "Our

Business" and "Management's Discussion and Analysis of Financial Condition and Result of Operations" Sections of this Prospectus. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. Reference is made to discussion about risks that may affect our business under the "Risk Factors" discussion beginning on p. 3. We do not undertake any obligation to update forward-looking statements. You should consider the risks discussed in this Prospectus in evaluating our prospects and future performance.

                         USE OF PROCEEDS

     Our gross proceeds from the rights offering depend on the number of shares that are purchased. If all of the subscription rights offered under this Prospectus are exercised, then we will receive gross proceeds of approximately $2.3 million. The main purpose for raising the capital through the rights offering is to have the resources to strengthen our product and competitive position. In order to regain our competitive edge, we need to strengthen our underlying technology platform, build a better security system for the software, port the software for web delivery and add new products.

     We will use the net proceeds from the rights offering for general corporate purposes and research and development, including updating the ELLIS Academic Suite and ELLIS Kids to the latest Macintosh operating systems.

     We estimate applying the gross proceeds from the rights offering, assuming full subscription, as follows:

     .  Strengthening technical development and support
        organization                                                  $250,000

     .  Broadening Native Language support,
        enhancing/tailoring product to the unique
        needs of specific geographic markets such as:
        US-ESL, China, India, Latin America,
        and Eastern Europe                                 $250,000 - $400,000

     .  Strengthening current technology platform and
        the security system                                           $400,000

     .  Building the next generation of English Language
        learning software for web delivery                 $600,000 - $850,000

     .  Expanding marketing support                                   $100,000

     .  Retiring Convertible Notes owed to Camden Partners    $102,000



                     MARKET FOR COMMON EQUITY

     Our common stock is quoted on the NASD's OTC Bulletin Board. The following table sets forth, for the periods indicated, the range of the high and low bid prices for our common stock as reported on the OTC Bulletin Board
from 2001 through  November 10, 2004.   These quotations represent
prices between dealers and may not include retail markups, markdowns, or commissions and may not necessarily represent actual transactions.

      All closing prices reflect the one for ten reverse stock split that was effected on January 31, 2001.

      __________________________________________________________
                                          High             Low
      __________________________________________________________
      2001
      ----
      First Quarter                      $4.50            $1.30
      Second Quarter                     $4.00            $1.50
      Third Quarter                      $4.22            $2.50
      Fourth Quarter                     $3.00            $1.90
      __________________________________________________________

      2002
      ----
      First Quarter                      $2.00            $1.01
      Second Quarter                     $2.05            $1.01
      Third Quarter                      $1.80            $0.31
      Fourth Quarter                     $0.50            $0.16
      ___________________________________________________________

      2003
      ----
      First Quarter                      $0.35            $0.18
      Second Quarter                     $0.73            $0.19
      Third Quarter                      $0.87            $0.58
      Fourth Quarter                     $0.74            $0.36
      ___________________________________________________________
      2004
      ----
      First Quarter                      $0.43            $0.22
      Second Quarter                     $0.40            $0.15
      Third Quarter                      $0.20            $0.12
   Fourth Quarter                     $0.15            $0.05 (through
                                                                 Nov. 10)
      ___________________________________________________________

     Our common shares are subject to Section 15(g) and Rule 15g-9 of the Securities and Exchange Act of 1934 (the "Exchange Act"), commonly referred to as the "penny stock" rule. The rule defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rule provides that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation from the NASDAQ stock market; issued by a registered investment company; or excluded from the definition on the basis of share price or the issuer's net tangible assets.

     These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. The rules require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to make a special suitability determination about the purchaser before for the purchase of the security. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors. The rules require the broker-dealer to receive the purchaser's written consent to the transaction prior to the purchase and require the broker-dealer to deliver a risk disclosure document relating to the penny stock prior to the first transaction. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent to purchasers disclosing recent price information for the penny stocks.

     HOLDERS. As of October 31, 2004 , there were approximately 148 holders of record of our common stock and approximately 264 beneficial owners of our common stock; there were two holders of record of our Series A Convertible Preferred Stock and two holders of record of our Series B Convertible Preferred Stock.

     DIVIDENDS. We have never declared or paid any dividends on its common stock and does not intend to pay any dividends in the foreseeable future. Our management anticipates that it will retain any earnings to finance the growth and development of its business and for general corporate purposes.


               MANAGEMENT'S DISCUSSION AND ANALYSIS

      The following discussion and analysis of our financial condition as of September 30, 2004 and the results of our operations for the three and nine month periods ended September 30, 2004 and September 30, 2003 should be read in conjunction with our financial statements and notes filed with our Forms 10-KSB for fiscal years 2003 and 2002 and our Forms 10-QSB for the first, second and third quarters of 2004, which are on file with the Securities and Exchange Commission and incorporated herein by reference. All information contained in this Item reflects only our continuing operations.


     Results of Operations

      Comparison of the Three-Month Periods Ended September 30, 2004 and September 30, 2003

      Revenues.  Revenues for the three-month period ended September 30,
2004 were $1,126,939, compared to $458,686 for the three-month period ended
September 30, 2003.   This increase was due to sales from target account sales
in the third quarter of 2004 of $507,903. We expect additional sales from such target accounts in the fourth quarter of 2004.

      Cost of Sales. Cost of sales for the three-month period ended September 30, 2004 were $402,590, compared to $80,011 for the three-month period ended September 30, 2003. The increase is the result of the increased revenues and higher commissions on target account sales in the third quarter of 2004 compared to the third quarter of 2003 as discussed above.

      Operating Expenses. Operating expenses for the three-month period ended September 30, 2004 were $699,970, compared to $798,547 for the three-month period ended September 30, 2003. Selling and marketing expenses decreased from $185,274 during these three months in 2003 to $128,650 for the same three months in 2004 due to our eliminating duplicate positions, delaying the hiring of a Director of International Sales, and lower travel and marketing expenses. Development expenses decreased from $178,996 during the third quarter of 2003 to $126,308 during the same period in 2004, due to reductions in staff. We have at the same time increased outsourced development projects, which resulted in significant cost savings while increasing our technical capabilities. Support Services decreased from $106,414 in the third quarter of 2003 to $98,293 in the same three months in 2004 due to reduced staff costs. General and Administrative expenses increased from $327,863 in the third quarter of 2003 to $346,719 in the third quarter of 2004. This increase was due to our adopting a more conservative stance in increasing reserves against some aging accounts receivables.
General and Administrative expenses increased in the third quarter of 2004 due to accrued bonus expense. This increase was offset by reduced travel expense and other cost controls.

      Depreciation and Amortization. Depreciation and amortization are included in General and Administrative expenses. For the three-month period ended September 30, 2004, these costs were $18,931, compared to $23,865 for the three-month period ended September 30, 2003. This decrease was due to the smaller asset base used to support our decrease in size.

      Comparison of the Nine-Month Periods Ended September 30, 2004 and September 30, 2003

      Revenues. Revenues for the nine-month period ended September 30, 2004 were $2,624,079, compared to $2,328,455 for the same period ended September 30, 2003. The increase in revenues in 2004 was due to increased international revenue and increased revenue from domestic target account sales.

      Cost of Sales.  Cost of sales for the nine-month period ended
September 30, 2004 were $502,386, compared to $222,417 for the nine-month
period ended September 30, 2003.    This increase is from higher revenues and
higher commissions attributable to domestic target account sales in 2004 as discussed above.

      Operating Expenses. Operating expenses for the nine-month period ended September 30, 2004 were $2,029,641, compared to $2,402,152 for the nine-month period ended September 30, 2003. Selling and marketing expenses decreased from $555,115 during these nine months in 2003 to $390,248 for the same nine months in 2004 due to our eliminating duplicate positions and reducing heavy international travel expenses. Development expenses decreased from $495,551 during the nine-month period of 2003 to $346,564 during the same period of 2004 due to reductions in staff. Support Services increased from $277,767 in the nine-month period of 2003 to $304,025 in the same nine-month period in 2004 due to the increase in the support needs of our new 3.0 release of its Academic product. General and Administrative expenses decreased from $1,073,719 in the first nine months of 2003 to $988,804 in the first nine months of 2004. This decrease was due to the reduction in administrative staff and tighter controls over administrative expenses.

      Depreciation and Amortization. Depreciation and amortization are included in General and Administrative expenses. For the nine-month period ended September 30, 2004, these costs were $62,178, compared to $70,199 for the nine-month period ended September 30, 2003. This decrease was due to the smaller asset base used to support our decreased size.

      Liquidity and Capital Resources

       We funded our cash requirements for the nine-month period ended September 30, 2004 through operations. To safeguard against unforeseen contingencies, we borrowed $100,000 from and executed a promissory note in favor of a primary stockholder in April 2004. The note has a maturity date of October 31, 2004, which the note holder has agreed to extend to January 31, 2005. However, we have never drawn against this note, and do not expect to before January 31, 2005.

       Working capital increased by $224,930 during the nine month period ended September 30, 2004. Over the same period, cash increased by $318,881.


       We are currently incurring cash expenses in the amount of approximately $370,000 per month for all operations, of which fixed costs account for approximately $240,000. We anticipate capital expenditures of approximately $25,000 for the current fiscal year. We believe our current liquidity and capital resources are sufficient to support our ongoing business operations.

     Comparison of 2003 and 2002.

     Revenues. Revenues for the twelve-month period ended December 31, 2003 were $3,111,899, compared to $6,128,450 for the twelve-month period ended December 31, 2002. In 2003, revenues were recognized net of dealer discounts. In 2002, these discounts were included in Cost of Sales. For the twelve-month period ended December 31, 2002, these discounts amounted to $2,347,573. Reducing 2002 revenues by this amount would result in net revenues of $3,780,877 for the period compared to similar net revenues of $3,111,899 for the same period in 2003. The decrease in revenues in 2003 was the result of lower domestic and international sales, slightly offset by an increase in revenue associated with domestic grants and appropriations.

     Cost of Sales. Cost of sales for the twelve-month period ended December 31, 2003 were $158,849, compared to $2,532,273 for the twelve-month period
ended December 31, 2002.   The substantial decrease in 2003 is the result of
the accounting change detailed in the paragraph above. If the accounting change is applied to the twelve-month period ended December 31, 2002, then cost of sales would have been $184,700, compared to $158,849 for the twelve-month period ended December 31, 2003. The decrease is the result of decreased revenues.

     Operating Expenses. Operating expenses for the twelve-month period ended December 31, 2003 were $3,359,995, compared to $5,936,613 for the twelve-month period ended December 31, 2002. Selling and marketing expenses decreased from $2,141,340 during these twelve months in 2002 to $784,850 for the same twelve months in 2003, due to a decrease in expenses incurred in Brazil and in the size of our direct sales and marketing force both domestically and internationally, where we switched to a model of independent sales representatives doing the majority of our selling and marketing. Development expenses decreased from $1,031,178 during the twelve-month period of 2002 to $721,232 during the same period of 2003 due to reductions in staff and limiting outsourced development projects. Support services decreased from $809,979 in the twelve-month period of 2002 to $396,778 in the same twelve-month period in 2003 due to the decrease in the support needs of all product lines. General and Administrative expenses decreased from $1,954,116 in the twelve months of 2002 to $1,457,135 in the twelve months of 2003. This decrease was due to a reduction in our administrative staff.

     Depreciation and Amortization. Depreciation and amortization are included in General and Administrative expenses. For the twelve-month period ended December 31, 2003, these costs were $93,526 compared to $122,461 for the twelve-month period ended December 31, 2002. This decrease was due to the smaller asset base used to support our decreased size.

     Liquidity and Capital Resources

     We funded our cash requirements for 2003 and 2002 entirely through our operating activities. Our management believes that we will continue to generate sufficient cash from operations to meet our cash requirements. We presently have $405,000 in cash and receivables, and do not intend to seek further outside funding at this time.

     Foreign Exchange Risk

     We have and will continue to do business in markets outside of the United States and are exposed to fluctuations in the foreign currencies of the countries in which we do business. We have terminated our operations in Brazil, where we switched to a model of independent sales representatives doing all marketing and selling. We expect no additional expenditures there.

     Off Balance Sheet Arrangements

     We did not enter into any written or oral arrangements during 2003 that were not disclosed on our balance sheets and other disclosures filed with and made to the Securities and Exchange Commission chronicling our financial information for 2003. We have not entered into any written or oral arrangements to date in 2004 that were not disclosed on our balance sheets and other disclosures filed with and made to the Securities and Exchange Commission chronicling our financial information to date in 2004.

                     SUMMARY OF BALANCE SHEET

     You should read the data set forth below in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis" and other financial information beginning on p. 13 of this Prospectus. The following table shows summary portions of our historical consolidated financial data as of and for the years ended December 31, 2003 and 2002 and as of and for the nine months ended September 30, 2003 and 2004 . We derived our summary consolidated financial data as of and for the years ended December 31, 2002 and 2003 from our audited consolidated financial statements, which are set forth on pages F-10 through F-29. The summary unaudited consolidated financial data for the nine months ended September 30, 2004 are not necessarily indicative of our results for the year ending December 31, 2004, and our historical results are not necessarily indicative of our results for any future period.


        (In thousands except share and per share amounts)

                                   Nine Months            Year Ended
                                 Ended September 30,        December 31,
                                   2004       2003         2003       2002
                               ----------- ----------- ----------- -----------
Revenues.......................$    2,624  $    2,328  $    3,112  $    3,781
Total expenses.................     2,511       3,307       4,256       6,182
Net income (loss)..............       113        (979)     (1,144)     (2,401)
Available for common shares....       113        (979)     (1,144)     (2,401)
Income (loss) per common share.       .01       (0.06)      (0.11)      (0.20)
Weighted average number of
 shares outstanding .......... 15,439,746  15,379,592  15,363,192  14,888,323


Balance Sheet Data:

                            September 30, September 30, December 31,
                               2004          2003          2003
                               (unaudited)  (unaudited)   (audited)
                               ------------  ------------ -----------

Cash and cash equivalents..... $      484   $      500   $     165
Working capital (deficit).....        851          772         626
Total assets .................      2,822        2,662       2,646
Total long-term obligations ..          -            -           -
Total Stockholders' equity ...      2,233        2,286       2,120


                     RIGHTS OFFERING SUMMARY

     Why we are engaging in a rights offering?

     Our primary purpose for authorizing the rights offering is to raise capital in a cost-effective manner. We will apply the capital raised in the rights offering to satisfy our continuing operating expenses and working capital requirements.

     While we recently posted a modest net income through the first nine months of 2004, we believe that we need an infusion of capital in addition to any income that our operating activities will yield in the short term to meet our near term and short term goals. The capital infusion from the rights offering will allow us to achieve the goals set forth in the "Use of Proceeds" Section on p. 11, and otherwise address our existing needs. Management feels that enhancing our existing and developing new products is essential to accelerating our short-term growth and long-term profitability.

     In addition, we may also use shares authorized in the rights offering to retire a convertible debt that we owe to Camden Partners, though we anticipate paying those obligations out of net revenues from our third quarter operations. Camden Partners has agreed to suspend the accrual of an annual dividend right of 12% on its preferred shares for a period of 24 months after closing the rights offering. Retiring the obligation we owe to Camden Partners, along with suspending the dividend right for 24 months, will allow us to apply operating revenues and net proceeds from this rights offering toward operating expenses and general corporate purposes, and improve our balance sheet.

     Our board of directors decided to proceed with the rights offering for several reasons. The rights offering affords each of our common stockholders an opportunity to maintain their proportional interest in our common shares. Our board of directors also considered the benefits of our obtaining operating capital, and the limited strategic alternatives available for raising capital in light of the current state of the capital markets. Finally, our board of directors authorized the rights offering because it allows us to raise operating capital without retaining and paying commissions to agents or intermediaries between us and purchasers of our common stock.

     What will the standby purchaser purchase in this rights offering?

     Camden Partners has agreed, as standby purchaser, to purchase a minimum of $500,000 worth of the shares to which our stockholders do not subscribe under the rights offering, at the rights offering price of $0.15 per share.
If all rights are exercised under the basic subscription and over-subscription privileges, the standby purchaser will not purchase any shares in the offering except those shares it may purchase pursuant to its exercise of its basic subscription privilege as a common stockholder. At its election, Camden Partners may purchase these unsubscribed shares through a reduction of the amount of principal and, if applicable, any accrued and unpaid interest under the Convertible Notes.

     What are the Convertible Notes?

     On April 21, 2004, Camden Partners loaned us $100,000 to meet operating expenses. We issued Camden Partners a promissory note for the principal amount with a stated 5% interest per annum. The note's maturity date has been extended from October 31, 2004 to January 31, 2005, and is secured by certain of our accounts receivable. The Note also requires us to obtain Camden's approval for certain events, including the sale of substantially all of our assets, a transaction resulting in a change of control, incurring additional debt, issuing additional securities, purchasing certain assets and
entering into certain acquisitions.   Camden Partners has the right to choose
to have us pay them the principal and accrued interest on that Note in cash, or in common stock if we complete an offering of common stock resulting in aggregate gross proceeds to us of at least $500,000. Any payment in the form of common stock would be made using a conversion rate of $0.15, the rights offering price. We anticipate retiring the principal amount of and interest accrued on the Convertible Notes in cash from our operating revenues. As of
 October 31, 2004, $2,643.84 has accrued in interest on that Note. Accordingly, if Camden Partners elects to convert the Convertible Notes into shares of our common stock at the rights offering price of $0.15 per share, the amount of accrued interest and principal on the Convertible Notes would be deducted from the $500,000 worth of our common stock that Camden Partners has agreed to purchase as standby purchaser. In that case, we would issue Camden Partners 3,333,333 shares of our common stock in exchange for $397,356.16 and the retirement of the principal and interest accrued on the Convertible Notes. As of October 31, 2004, if we retired the principal amount of and interest accrued on the Convertible Notes by converting them into shares of our common stock only and no cash, we would issue Camden Partners 684,634 shares of new-issue restricted stock.

     Camden Partners' anti-dilution adjustment for preferred stock.

     Our Certificate of Incorporation allows holders of our preferred shares to convert those preferred shares into common shares on a one-for-one basis, provided for adjustments for stock splits, dividends and other pro rata issuances of our securities. In addition, our Certificate of Incorporation provides that this conversion ratio shall be adjusted downward in the event that we sell securities at a price below what the preferred stockholders initially paid for their shares. Camden Partners paid $3.00 per share for their 750,000 Series A Preferred shares, and $1.75 per share for their 714,285 Series B Preferred shares. At the conclusion of the rights offering, the conversion price of each Series of preferred shares will be reduced to $0.15, resulting in a 20 to 1 conversion rate for the Series A Preferred shares, and
11.67 to 1 for the Series B Preferred shares.   This means that Camden
Partners has the right to convert its 750,000 Series A Preferred shares into 15,000,000 shares of our common stock, and its 714,285 Series B Preferred shares into 8,335,706 shares of our common stock. Camden Partners can convert its preferred stock into common shares at any time.

     What is our majority shareholder's intention as far as exercising his subscription rights?

     Our majority stockholder, Frank Otto, beneficially owns 9,471,000 shares of our common stock, which represents 61.3% of our issued and outstanding shares common stock. Mr. Otto has indicated that he will likely not exercise either his basic or over-subscription privileges under the rights offering, though he retains the right to exercise both privileges. The capitalization tables reflected herein assume that Mr. Otto will not exercise his basic subscription privilege, our common stockholders other than Mr. Otto will exercise their full basic subscription rights but no over-subscription rights, and Camden Partners will purchase $500,000 worth of our common shares in its capacity as standby purchaser. Assuming those 3 factors, Mr. Otto will own 38.3% of our issued common stock after the rights offering, based on 24,741,825 shares of common stock issued and outstanding. Assuming those 3 factors and that we retire the principal and accrued interest on the Convertible Notes with our common shares only and no cash, Mr. Otto will own 37.3% of our issued common stock after the rights offering, based on 25,417,624 shares of common stock issued and outstanding. These calculations do not include the dilutive effect that converting our Series A Preferred Stock and Series B Preferred Stock into shares of our common stock will have on our capitalization. Our common stockholders who have fully exercised their basic subscription rights will have the right to, pursuant to their over-subscription privilege, purchase the common shares that Mr. Otto does not purchase.

                           OUR BUSINESS

     GENERAL

     English Language Learning and Instruction System, Inc., a Delaware corporation based in Salt Lake City, Utah, is a leading provider of interactive multimedia software used in teaching the English language. Our flagship product is "ELLIS," a series of interactive multi-media software programs that provide English language instruction. ELLIS combines text, translation in over 60 languages, full-motion video and digitized sound, voice recording, graphics and animation in a comprehensive and user-friendly environment for learners at virtually all English language proficiency levels. This methodology elevates students beyond the passive participant role and into an active and interactive learning situation. ELLIS has received high praise and awards for its quality, content and effectiveness from a variety of educational leaders, including those responsible for reviewing, testing, and implementing efficient solutions to allow their organizations and institutions to satisfy mandated levels of English proficiency.

     We were founded by Dr. Frank Otto in 1990. Dr. Otto has devoted over 40 years to applying technology to language teaching and learning. In 1982, Dr. Otto founded CALICO, an international symposium research group devoted to applying technology to language instruction. Dr. Otto was an Associate Professor of Linguistics at the Ohio State University from 1966 until 1973; then a Full Professor of Linguistics at the University of the Americas (Puebla, Mexico, 1973-76) and Brigham Young University (Provo, Utah, '76-'90).

     Our management is focused on three major areas: (1) increasing sales opportunities; (2) controlling costs; and (3) continuously improving the ELLIS products and their technology.

     Sales

     Sales opportunities are available in four major areas: (1) domestic sales to public and private institutional purchasers; (2) international sales to public and private institutional purchasers; (3) sales of "Home Kits," a less robust version of certain ELLIS products designed and priced for individual users in certain markets; and (4) developing specialized versions and/or suites of the ELLIS software for specialized and/or private markets (e.g., programs to teach British or Canadian English; licensing a third-party to use the ELLIS core technology as a template to develop products for sale to a defined market of students and/or workers).

     We have added a significant number of independent distributors in various areas of the United States that were not previously covered. Moreover, we are making significant inroads with initiatives targeting domestic public school systems. We work with the particular independent domestic dealer in selling, installing and servicing the ELLIS Software. Also, demographics in several areas of the United States lend themselves well to selling ELLIS "Home Kits" to students whose public school or private language academy have already purchased several suites of ELLIS Business and/or Academic. Management expects approximately two-thirds of our gross revenues to come from domestic sales through its own initiatives and its distributors.

     The International market for our products is far larger than the domestic market. We have devoted significant time and resources to improving its global reach. Our management believes that recruiting qualified local distributors for our products is crucial to success in selling our products in foreign countries. Our efforts today are focused primarily on five countries; the United States, China, the United Kingdom, India and Mexico and other emerging South American markets. Significant progress has been made in each of these countries within the last six months.

     Cost Controls

     Management is vigilant in keeping costs limited to a controlled level on a monthly basis. Because of the lengthy sales cycle typically associated with our products, as well as the time it takes to establish reliable relationships and cash flow abroad, it is imperative that we maintain a strict budget. Our management is confident that costs are now contained to a point that ensures our viability without impairing our ability to sell and service a reliable product, with an eye toward designing and developing quality enhancements and new versions.

     Product and Technology Upgrades

     We are placing an emphasis on refining our existing product and technology to install and run on various operating systems, browsers and hardware available and in use in many of its markets. In particular, the Company has released several updates of its 3.0 ELLIS Academic and Business suites that ensure the integrity of those products' installation and operation on most any platform or hardware.

     We also released the ELLIS "Home Kit" in China and Mexico in 2003. The ELLIS "Home Kit" is a streamlined version of the full, more robust ELLIS Academic suite. They are designed for individual use, ideally as a supplement to a more comprehensive course of institutional study. "Home Kits" are available in introductory, intermediate and advanced levels, and are "time-bound" to expire at a certain time after installation; for example, at the conclusion of a particular academic cycle. ELLIS "Home Kits" retail for between $25 and $40, depending on the quantity purchased. Management feels that the ELLIS "Home Kit" presents a new market - specifically, volume sales to consumers already familiar with ELLIS. Moreover, management feels that the "Home Kit" offers solid prospects for recurring revenue, as students taking a series of English courses, for example, might purchase two or three "Home Kits" while taking that series of English courses.

     We spent $1,031,178 in research and development in 2002, and $721,232 in research and development in 2003. None of these costs were born directly by customers.

     PRODUCT LINE

     ELLIS Academic Suite

     Intro: ELLIS Academic Intro teaches basic skills to beginning English language learners. With over 35 lessons and over 400 hours of instruction, Intro is the foundation for any ESL education program.

     Middle Mastery: ELLIS Academic Middle Mastery teaches basic communication skills to intermediate learners from middle school to higher education, as well as in business, adult literacy and vocational training programs.

     Senior Mastery: ELLIS Academic Senior Mastery teaches advanced learners and is a proven aid in TOEFL preparation.

     Placement: ELLIS Academic Placement estimates each learner's range of ESL proficiency then tests the learner within that range to yield fast and accurate results.

     Master Pronunciation: ELLIS Master Pronunciation is the solution for the auditory discrimination difficulties for students of English at all levels.

     Instructor Utilities: ELLIS Academic Instructor Utilities maintains test records and provides insight into student mastery of different critical language skills. It also tracks individual and group records to monitor and evaluate individual and group progress.

     ELLIS Kids

     Essentials: ELLIS Kids Essentials combines basic vocabulary development with beginning reading instruction to create an integrated learning environment for literacy skills generally taught without this essential context.

     Level One: ELLIS Kids Level One focuses on beginning English learners. Full-motion video stories introduce five integrated tutorials in vocabulary, listening, grammar, and communication skills.

     Level Two: ELLIS Kids Level Two focuses on intermediate learners and continues the instruction sequence of Level One.

     ELLIS Business: ELLIS Business focuses on specific business scenarios through real-life video segments. The following lessons are available.

     Airports & Transportation: This volume covers airport check-in, customs and immigration, exchanging money, and transportation arrangements.

     Hotels, Restaurants & Hospitality: This volume covers checking in and out of a hotel, interacting with a concierge and using hotel services, ordering meals and drinks, and making reservations.

     Office & Social Skills: This volume covers meeting your contact, making small talk, phone skills, placing an order, and making travel arrangements.

     Business Meetings: This volume covers talking with co-workers, discussing solutions/options, agreeing and disagreeing, planning and conducting meetings, and reporting trends and results.

     Contracts & Negotiations: This volume covers clarifying meaning, reaching a consensus, term and termination, legal issues, and making and handling requests.

     ELLIS for Special Purposes

     British ELLIS: A British version of ELLIS Academic Intro and Middle Mastery was developed for the British Ministry of Education for its "Learn Direct" Adult Education ESL Initiative.

     Canadian ELLIS: A Canadian version of Intro, Middle Mastery and Senior Mastery was developed for Canada's federally funded ESL program and is used in more than 1,000 public high schools.

     Corporate ELLIS versions: ELLIS has customized products for special applications for several multinational corporations such as Motorola, Hewlett Packard, IBM, and Johnson & Johnson.

     ELLIS Native Language Support: Native language assistance is one of the most powerful features of the ELLIS line of language training software. Two types of native language assistance, Native

Language Guides (NLGs) and Native Language Helps (NLHs), are available consistently until the learner has reached a set level of fluency where he/she will no longer require this aid. As English learners may need help in their native language during the early stages of learning for example, these features in the Academic Suite only apply in Intro and Middle Mastery. Learners at the Senior Mastery level are expected to learn entirely in the target language, disabling any native language help. NLGs provide audible and textual translations to words, phrases and text that appear as a part of the lesson. This feature allows the learner to feel comfortable and creates a personalized, friendly environment.

     NLHs provide audio and textual support whenever the learner becomes disoriented or seeks further navigational assistance. This feature allows the learner to feel confident and successful. This user-friendly environment allows the student to concentrate on what he/she is learning, not on how to use a computer.

     There are currently 42 NLGs and 44 NLHs available for ELLIS Academic Intro; 39 NLGs and 41 NLHs available for ELLIS Academic Middle Mastery; and 28 NLGs available for ELLIS Academic Master Pronunciation.

     ELLIS "Home Kits"

     The ELLIS "Home Kit" is a streamlined version of the fuller, more robust ELLIS Academic suite. They are designed for individual use, ideally in tandem with and as a supplement to a more comprehensive institutional course of study. "Home Kits" are available in introductory, intermediate and advanced levels, and are "time-bound" to expire at a determined time after its installation; for example, the conclusion of a particular academic semester or cycle.

     THE MARKET OPPORTUNITY

     Our management currently estimates the current addressable market for its products at approximately $10 billion.

     United States

     According to the 2000 U.S. Census, approximately 44.9 million people over the age of 5 in the U.S. do not speak English as their first language and approximately 19.5 million people stated that they do not speak English "very well," up from 13.98 million in 1990 (a 39.5% increase). As the number of Limited English Proficient (LEP) people in the U.S. grows, ESL instruction tools are increasingly in demand. Federally funded ESL classes currently only teach about 5 million people while it is estimated that at least 25 million people in the U.S. are LEP. The U.S. 2002 Education Budget, signed by President Bush in January 2002, increases the funding for LEP K-12 education by 49% over 2001, to $665 million. The 2002 budget also increases federal funding for Adult Education Programs by 6.5% to $575 million. The Department of Education estimates that 38% of adult education funding, or $220 million in 2002, will be allocated to Adult LEP instruction.

     ELLIS management is optimistic that this increased level of funding will positively affect the demand for ESL products and services.

     International

     International demand for English language instruction is growing rapidly. English is the dominant language of international business, medicine, diplomacy, academics, and technology. With the trend toward globalization accelerating, the Company believes that demand for English instruction will increase at an even greater rate.

     MARKETING, SALES AND DISTRIBUTION

     We are focused on developing innovative, best-in-class English language learning software. We have partnered with experienced re-sellers who have successfully marketed and sold ELLIS products within their respective geographical markets. We will continue to rely upon our resellers and partners to market and sell the ELLIS product line around the world.

     ELLIS is sold into three different markets: 1) institutional customers servicing LEP students; 2) private schools, language schools, test preparation schools and universities that sell English language instruction; and 3) companies that teach English to their employees.

     United States of America and Canada

In the U.S. and Canada, we sell much of our product through resellers who work as independent contractors. As of December 31, 2003, we had twelve authorized distributors in the U.S. and Canada.

     Major International Markets

     We plan to continue to focus its international sales efforts on the four markets that our management believes provide the biggest opportunities for growth -- China, India, Mexico and the United Kingdom.

     China: In December 2002, New Oriental Schools (NOS) successfully opened the first NOS/ELLIS center in Beijing. We and NOS opened three additional NOS/ELLIS centers in China in 2003. Additional business development efforts in China have produced sales to the National Accounting Institute and other private schools. In November 2003, we signed a major agreement with Only College, a major provider of private vocational and skill training. Under that agreement, Only College will feature the ELLIS Academic and Business suites in five of its English training facilities. Only College will also purchase base quantities of ELLIS "Home Kits" for resale to its students. Our sales efforts in China are supervised by a Chinese national who has represented ELLIS for nearly six years, and is furthermore very competent in penetrating a market frequently bewildering to American businesses.
Management predicts that China will be the source of more net revenues to ELLIS than any country outside the United States in 2004.

     India: While English is an official language in India, less than 5% of the population has adequate English language skills to function in the business world. Moreover, American and other foreign companies are increasingly out-sourcing production and customer support work to countries offering cheaper labor pools. India is one of these countries, thus creating a potential "niche" market for our products. We are currently endeavoring to break into that niche market by reaching a licensing agreement with the National Institute of Information Technology ("NIIT"), an India-based multi-national provider of IT training and educational programs. We are currently in negotiations with NIIT to allow NIIT to use the core technology of the ELLIS Academic and Business suites as a template for developing "Indianized" versions of those products for sale in NIIT's centers in India providing English instruction.

     Mexico and South America: Our 2003 sales in Mexico were the highest yet in any calendar year. In 2003, we signed an agreement with two (2) individuals to represent and market the ELLIS products in major Mexican metropolitan areas. These individuals receive a small monthly salary and draw for operating expenses from the Company. Accordingly, we receive a larger percentage of gross receipts from sales in Mexico. We have five (5) other Mexican nationals or entities under distribution agreements. The Company has sold over 30,000 "Home Kits" in Mexico to date, largely in conjunction with more comprehensive courses offered by institutions of higher learning and vocational centers. Management expects Mexico and India to follow China as the second and third highest revenue generating foreign countries.

     We have signed an agreement with an Argentine national to represent and market ELLIS on an exclusive basis in Argentina, Paraguay and Uruguay. This distributor has a Masters' in Business

Administration from Brigham Young University, (Provo, Utah) and was Word Perfect's Managing Director in Argentina and Brazil. Our agreement with this distributor also allows the distributor to market the Company's products on a non-exclusive basis in Bolivia and Peru. We currently have an agreement in force with an Ecuadorian national to represent and market our products in Ecuador. In 2003, that distributor made over $100,000 in gross sales, resulting in net revenues to us of just under $75,000. We also have representatives under contract in Chile and Panama, which saw gross ELLIS sales of just under $41,000 and $26,000, respectively, in 2003.

     The United Kingdom: Our 2001 agreement to co-develop and tailor certain of its Academic and Business suite applications to the British market continues to yield positive returns. In 2003, gross sales of these "ELLIS British English" programs were just over $107,000. Management feels that these stylized versions of ELLIS will continue to generate solid revenues in 2004 and beyond, particularly given the United Kingdom's current and long-standing immigration patterns and ever-increasing need for ESL instruction. Management further feels that the United Kingdom will also be a receptive market to the ELLIS "Home Kits."

     Other Developing Markets: We have a distributor under contract in Saudi Arabia and the United Arab Emirates. In 2003, that distributor generated gross sales of just over $36,000 from Saudi Arabia. We recently signed an agreement with an individual to represent and market its products in Spain. We currently have a distributor in Malaysia under contract. We also recently signed a distribution agreement with an entity in Greece to represent and market ELLIS there. We also have representatives under contract in South Korea, Thailand, Turkey, Malaysia, France and Italy.

     RESEARCH & DEVELOPMENT

     We spent $721,232 on R&D in 2003, compared with $1,031,178 in 2002. Much of our substantial R&D investment in 2003 was focused on the development of and refinements to ELLIS version 3.0. ELLIS version 3.0 will vastly improve the user's experience with updated content and a much easier installation process.

     INTELLECTUAL PROPERTY

     We have engaged counsel to evaluate the feasibility of seeking patent protection over certain aspects of the Company's technology.

     We have acquired trademark protection for the English Language Learning and Instruction System (ELLIS) name, and for both ELLIS Middle Mastery and ELLIS Senior Mastery products. We have acquired registered trademark protection for ELLIS Master Pronunciation, and is seeking trademarks for ELLIS Intro, ELLIS Placement, ELLIS Business, and ELLIS Kids.

     No ELLIS products use or depend on third-party intellectual property, which would limit our rights to the products, and we are not required to pay any license or other fees to third parties for the distribution of our products. We do not anticipate incorporating any software or technologies that would diminish its proprietary position in our products. All of our employees and contractors are required to sign appropriate confidentiality and non-disclosure agreements on commencement of employment, and are also required to assign all rights of ownership resulting from their work on our products to us. No present or former staff has any property rights to our products.

     GOVERNMENT REGULATION

     We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. However, it is possible that a number of laws and regulations may be adopted with respect to the Internet and e-commerce, covering issues such as user privacy, pricing and characteristics and quality of products and services. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

     EMPLOYEES

     As of October 31, 2004 ELLIS had 27 employees, of which 21 were full-time, 3 were part-time , and 3 were working outside of the United States.

     HISTORY

     English Language Learning and Instruction System, Inc., a Delaware corporation ("ELLIS"), was formed in January 1997 under the name Lone Oak, Inc. Lone Oak, Inc. is the successor-by-merger of B&E Securities Management, Inc., a Maryland corporation incorporated in January 1969. The merger with B&E Securities Management Company, Inc. was accomplished through a stock for stock transaction in which all the common shares of B&E were cancelled and Lone Oak, Inc. common shares were issued. The transaction was accounted for as a reverse merger (recapitalization).

     B&E Securities Management, Inc. was inactive from around 1971 until its merger with and into Lone Oak, Inc. in February 1997. Lone Oak, Inc. had no significant operations since its inception until July 1999. In April 1999, Lone Oak, Inc. sold its wholly-owned subsidiary, D&E Flight Simulators, Inc. for $5,000. D&E Flight Simulators, Inc. was a flight simulator equipment developer that was acquired by B&E Securities Management Company, Inc. on January 12, 1998. On July 27, 1999, Lone Oak, Inc. acquired all of the issued and outstanding shares of common stock of Politics.com, Inc., a Nevada corporation ("Politics.com-Nevada") (following which Lone Oak, Inc. changed its name to Politics.com, Inc.). The transaction was accounted for as a reverse acquisition, with Politics-Nevada being the acquirer and Lone Oak the acquired company.

     Politics.com was a development stage Internet company intending to be a global Internet media company, offering a branded network of information, communication, entertainment, community, and commerce services with a common theme of politics.

     On January 31, 2001, a special meeting of the stockholders of Politics.com, Inc. was held in Tempe, Arizona. The stockholders of Politics.com, Inc. (i) approved the spin off of its ownership interest in New Politics.com, Inc., a Nevada corporation ("New Poco"), to Politics.com, Inc.'s stockholders of record as of January 5, 2001; (ii) approved a one for ten reverse split of its common stock; (iii) approved an Agreement and Plan of Reorganization between Politics.com, Inc. and Computer Assisted Learning and Instruction, Inc., a Utah corporation ("CALI"), whereby CALI was merged with and into Politics.com, Inc. and Politics.com, Inc. changed its name to English Language Learning and Instruction System, Inc. ("ELLIS") and the stockholders of CALI received 11,550,000 post-Reverse Split shares of ELLIS; and (iv) elected Francis R. Otto, Timothy D. Otto, Kimber B. Jensen, and Janet M. Otto to the Board of Directors. At the time of the Reorganization, CALI had a total of five stockholders.

     On February 6, 2004, we accepted the resignation of David M. Rees as our President and Chief Executive Officer, as well as from our Board of Directors. Also on February 6, 2004, Mark Emerson became our president. On February 18, 2004, Messrs. Rohit Patel and Fred O'Neal joined Messrs. Francis R. Otto and Mike Otto on our Board of Directors. On February 19, 2004, we filed a Form 8-K with the Securities and Exchange Commission and according to the 1934 Securities and Exchange Act.

     Also on February 6, 2004, we terminated the employment of 12 full-time employees and 1 part-time independent contractor. Most terminated employees were involved with developing ELLIS 4.0, an enhanced and updated version of the current ELLIS version 3.0. We have retained enough personnel to provide a "patch" to version 3.0 and otherwise provide technical support to the ELLIS Software. Management projects that this cut in staff will reduce our monthly operating expenses to between $200,000 and $230,000 moving forward in 2004.

     Also after December 31, 2003, we decided to terminate our Distribution Agreement with Valley Education of Brazil. As chronicled in our Form 10QSB filed for the Effective Period of July 1, 2003 through September 30, 2003, in the third quarter of 2003 we wrote off the sum of $668,056 in losses on investment in subsidiaries and operations in Brazil.


                        LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings.


                    DESCRIPTION OF PROPERTIES

     We lease 7,502 square feet of property at a total cost of $10,940 per month for its principal offices at 406 West 10600 South, Suite 610, Salt Lake City, Utah 84092. Our lease expires on January 31, 2008. Management believes that our properties are in good condition and will be adequate for the foreseeable future.

                            MANAGEMENT

     Our directors and executive officers, along with their respective biographical information, are set forth below.
                                                                  DIRECTOR
     NAME             AGE     POSITION                             SINCE

  Francis R. Otto  68  Chairman of the Board of Directors    Jan 2001

  Rohit Patel         63      Chief Executive Officer, Director     Feb 2004

  Mark Emerson        40      President                                - -

  Mike Otto           40      Director                              Aug 2002

  Fred O'Neal         63      Director                                Feb 2004

  Derin Ford          47      Chief Financial Officer                  - -

     Francis R. Otto, Ph.D. Dr. Otto is the Company's Founder, Chairman of the Board and a Director of the Company. He received a Bachelors of Arts in Spanish from Baldwin-Wallace College, Berea, Ohio, in 1958. Dr. Otto received a Masters of Arts in Spanish Language and Literature in 1960 and a Ph.D. in Educational Administration and Curriculum Development in 1966, both from the University of Wisconsin. Dr. Otto was a Professor of Linguistics at Ohio State University from 1966 until 1972. From 1972 until 1975, he was a Professor of Linguistics at the University of the Americas, Puebla, Mexico.
He was a Professor of Linguistics at Brigham Young University, Provo, Utah, from 1975 through 1990. Dr. Otto has been an active advocate of computer-assisted language instruction throughout his career. He is a charter member of TESOL (Teaching English as a Second Language). In 1982, he founded and served as Director of CALICO (Computer Assisted Learning and Instruction Consortium), an international symposium research group devoted to applying technology to language instruction. Dr. Otto founded ELLIS in 1990. He is 68 years of age and is fluent in Spanish.

     Rohit Patel. Mr. Patel has had a highly successful career with a variety of organizations in the United States ranging from start-ups to well-established manufacturing and pharmaceutical companies. Most recently, he served as an Executive Director responsible for the professional publishing division and business consultant to the CEO and senior management team of the Bureau of National Affairs, Inc. in Washington, D.C., a well-established publisher of regulatory information for legal, health care, tax, human resources and environmental professionals. He was formerly the Chief Executive Officer of Wicat Systems, Inc., where he oversaw the company's becoming a global player in the flight training and simulation software industry. His experience includes general management with particular emphasis on senior management, strategic planning, product development, sales, marketing and worldwide brand building. He brings valuable experience in operational management, sales and marketing, business model development and implementation. Mr. Patel provides advice on strategic planning, business development, management and leadership development, marketing and brand strategies and positioning for a variety of organizations including Amedica, BNA, Inc., NIIT(India) and others.

     Mr. Patel has a Masters Degree in Business Administration from Michigan State University and a Master of Science Degree from University of Wisconsin. He also worked towards a Doctoral Program in Management at New York University. He has Bachelor's degree in Engineering from the M. S. University in Baroda, India. He is 63 years old. Mr. Patel currently serves on the Board of Directors for Amedica, an orthopedic implant development company, and served on the Board of Directors of BNA Communications, Inc. from 1982-1999.

     Mark Emerson. Mr. Emerson has been the Company's President since February 2004. He first began working with us in August 2002, directing our in-house initiatives to sell ELLIS to domestic school districts. Prior to joining Ellis, Mr. Emerson held a senior management and sales positions with Cardiff Ventures, a Utah-based venture capital firm focusing on software and internet industries, from 2000 through August 2002. He was the Chief of Staff for Utah Congressional Representative Chris Cannon from 1998 through 2000. In 1990 Mr. Emerson helped establish the James Madison Foundation, which is dedicated to funding professional educators acquiring masters degrees with an
emphasis on constitutional studies.   He has a Bachelor's Degree in Fine Arts
from Brigham Young University.

     Mike Otto, J.D. Mr. Otto has served as a Director of the Company since September 2002. He is a graduate of the University of Utah College of Law
(1992), where he was a staff member of, and published in, the Utah Law Review. Mr. Otto has served as special and general corporate counsel to dozens of private and public companies. He has served as general counsel to the Company since 1994. He is a partner in the Salt Lake City, Utah based law firm of Otto & McBride, P.C. Mr. Otto has practiced law in Salt Lake City and Park City, Utah since 1995. He also practiced law in Atlanta, Georgia from 1992 to 1994. He is fluent in Spanish.

     Fred O'Neal, Ph.D. Dr. O'Neal joined the Company's Board of Directors on February 6, 2004. Dr. O'Neal has been involved with developing interactive, multi-media training and educational computer applications for over 35 years. In 1964, he received a Bachelors of Science from Central Missouri State University. Dr. O'Neal also has a Masters of Secondary education (University of Missouri, Kansas City, 1971) and a Doctorate in Instructional Psychology (Brigham Young University, 1977). Much of his experience is in the aerospace industry, including being a Project/Technical Director to Boeing Commercial Aircraft Corporation from 1986 to 1990. In 1980, he co-founded the Wicat Institute, which evolved into a private company developing and consulting on the development of dozens of interactive multi-media and/or video training and instructional design computer applications. Over the next 12 years, he and Wicat developed or consulted in the development of training applications for such clients as Boeing, the Royal Army (UK) Signal Corps, IBM, AT & T, American Express, and the National Security Agency. He has been the president and principal consultant to Island MultiMedia, a multi-media and interactive video training and instructional design company, since 1994.

     Derin Ford, Chief Financial Officer.   Mr. Ford joined ELLIS as Chief
Financial Officer in August 2004. From May 2001 until August 2004, Mr. Ford was the Controller at Linux NetworX, a developer of Linux-based clusters and tools to manage those clusters located in Sandy, Utah. In that capacity, Mr. Ford oversaw all accounting matters, including preparing interim financial statements, overseeing annual and monthly budgets, and supervising and integrating audits of the company's 20 departments. Prior to his work with Linux NetworX, Mr. Ford was the Vice-President and Director of Finance at WICAT, Inc., a developer of interactive aerospace training products and software headquartered in Lindon, Utah. He received a Bachelor of Arts in accounting from Brigham Young University (Provo, Utah) in 1982.

     All officers hold their positions at the will of the Company's Board of Directors. All directors hold their positions for one year or until their successors are elected and qualified.

     Family Relationships

     Mike Otto, our general corporate legal counsel and one of our directors, is Frank Otto's son.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We currently owe Dr. Frank Otto, the Chairman of our Board, $157,570.61. This obligation to Dr. Otto accrued in the form of a $10,000 loan he made to us on March 30, 2004 and salary that Mr. Otto has deferred in 2003 and through May 2004. Both the $10,000 loan and the salary payments that Mr. Otto deferred carry interest at the rate of 5% per year. Through October 31, 2004, we owe Mr. Otto $7,627.18 in accrued interest on the $10,000 loan and deferred 2003 and 2004 salary payments. Mr. Otto has deferred salary in 2003 and 2004 because of cash flow constraints and in order to help us meet our operating expenses. We anticipate repaying Dr. Otto the loaned and deferred principal and accrued interest our of proceeds derived from our business operations during the third quarter of 2004.

     On April 21, 2004, Camden Partners loaned us $100,000 to meet operating expenses. That loan likewise carries interest at the rate of 5% per annum. Through October 31, 2004, $2,643.84 in interest has accrued on the initial $100,000 principal loaned. We anticipate repaying Camden Partners the loaned principal and accrued interest either from the proceeds of this rights offering or from our own business operations during the fourth quarter of 2004.

                      EXECUTIVE COMPENSATION

     The following table sets forth all compensation that we paid to our CEO and our 4 other highest paid executive officers in 2003. It also sets forth, on an annualized basis, the salaries that we will pay our CEO, president and chairman of our board, respectively, in 2004. None of our other employees will receive salary, bonuses and total compensation totaling $100,000 in 2004. We did not pay any of our current executive officers other than Frank Otto compensation exceeding $100,000 in either 2002 or 2001.

                        SUMMARY COMPENSATION TABLE

                               Annual Compensation        Long Term Compensation
                           ----------------------------- --------------------------
                                                                    (SARs)
                                                                    Secur-
                                               Other                ities    ($)   All
Name and                                       Annual    Restricted Under-   LTIP  Other
Principal                                      Compen-   Stock      lying    Pay-  Compen-
Position           Year    Salary ($) Bonus($) sation($) Awards (1) Options  outs  sation($)
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
Rohit Patel, CEO   2004    156,000    TBD(2)    N/A      N/A        (3)      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
Mark Emerson,
   President       2004    105,000    N/A       N/A      N/A        (4)      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
Frank Otto,
Chairman of Board  2004    150,000    N/A       N/A      N/A        N/A      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
David Rees, CEO
 and President     2003    165,000(5) 68,669    N/A      300,000    N/A      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
Frank Otto,
Chairman of Board  2003    150,000    N/A       N/A      N/A        N/A      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------

Dennis Hanks, CFO  2003    97,000     N/A       N/A      N/A        5,500    N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
Mark Emerson,
Marketing V.P.     2003    59,237     N/A      206,776   N/A        N/A      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------
Frank Otto,
Chairman of Board  2002    N/A        N/A      105,480   N/A        N/A      N/A   N/A
------------------ ------- ---------- -------- --------- ---------- -------- ----- --------

(1) None of our officers, directors or other employees is working under a written or oral agreement that contemplates equity compensation in lieu of salary, nor do we presently owe any such or similar obligation to any current or former officer, director or employee.
(2) Under his Employment Agreement with us, Mr. Patel receives a cash bonus of 25% of our pre-tax income in 2004, with a cap on that bonus payment of $50,000. In 2005, Mr. Patel's bonus will be 5% of our pre-tax income if the pre-tax income exceeds $600,000, with a cap on that bonus payment of $125,000.
(3) Under his Employment Agreement with us, options to purchase 1,665,911 shares of our common stock vest in Mr. Patel's favor on a quarterly basis as long as he is employed with us through July 31, 2006. That Employment Agreement further provides that Mr. Patel has the right to purchase up to the equivalent of 3% of any common shares that we issue beyond the 56,435,065 that would be issued after the rights offering assuming full subscription, over-subscription, full conversion of all Series A Preferred Stock and Series B Preferred Stock to common shares and the exercise of all outstanding options and warrants. The strike price for Mr. Patel's options is the lowest of either the price at which we sell securities during the quarter that his right to the options accrues or $0.15.
(4) Mark Emerson became our president in February 2004. Under his Employment Agreement with us, Mr. Emerson has options to purchase 87,500 shares of our common stock at a strike price of $0.80 per share; these options are vested in Mr. Emerson. Also under that Employment Agreement, options to purchase 12,500 shares of our common stock vest in Mr. Emerson at the conclusion of every quarter during which he is our president. The strike price for those options is the lower of either the average bid price at closing of the 10 days preceding the conclusion of the particular quarter or the lowest price at which we sell securities during the quarter that his right to the options accrues.
(5) David Rees served as President and CEO from August 29, 2002 through February 6, 2004.


              OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth all options and SAR's we granted to our CEO and our 4 other highest paid executive officers in 2003.

                                                                    Potential
                                                                    realizable
                                                                    value at assumed
                                                                    annual rates
                            Percent                                 of stock price     Alternative to
              Number of     of total                                appreciation for   (f) and (g)
              securities    options/SARs                            option term        grant date value
              underlying    granted to     Exercise                 ------------------ -----------------
              options/SARs  employees in   or base      Expiration                     Grant date
Name          granted (#)   fiscal year    price ($/sh) date          5%($)   10%($)   present value($)
------------- ------------- -------------- ------------ ----------- --------- -------- -----------------

David Rees       300,000       75          $.36 - $.40  May 8, 2004
------------- ------------- -------------- ------------ ----------- --------- -------- -----------------

Mark Emerson      50,000       13          $.80         January 1,
                                                        2013
------------- ------------- -------------- ------------ ----------- --------- -------- -----------------

Frank Otto           N/A       N/A         N/A          N/A           N/A       N/A    N/A
------------- ------------- -------------- ------------ ----------- --------- -------- -----------------

Don Harris         5,000       1           $.20         January 6,    N/A       N/A    N/A
                                                        2013
------------- ------------- -------------- ------------ ----------- --------- -------- -----------------

Dennis Hanks       5,500       1           $.20         January 6,    N/A       N/A    N/A
                                                        2013
------------- ------------- -------------- ------------ ----------- --------- -------- -----------------


               EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information relative to our compensation plans.


               Equity Compensation Plan Information
----------------------------------------------------------------------------
                                                            Number of
                                                            securities
                                                            remaining
                                                            available for
                                                            future issuance
                                                            under equity
                 Number of securities   Weighted-average    compensation
                 to be issued upon      exercise price of   plans (excluding
                 exercise of out-       outstanding         securities
                 standing options,      options, warrants   reflected
Plan category    warrants and rights    and rights          in column (a))
                        (a)                  (b)                (c)
---------------- ---------------------- ------------------- ----------------
Equity
compensation
plans approved
by security
holders                  0                    0                250,000 (1)
---------------- ---------------------- ------------------- ----------------
Equity
compensation
plans not
approved by
security
holders               1,753,411 (2)         $0.18                    0
---------------- ---------------------- ------------------- ----------------

     Total            1,753,411             $0.18              250,000
---------------- ---------------------- ------------------- ----------------



     (1) Effective June 8, 2000 we adopted our 2000 Non-Qualified Stock Option Plan ("the 2000 Plan"). The 2000 Plan authorizes either our Board of Directors or a compensation committee consisting solely of two or more non-employee directors to award option to purchase up to an aggregate of 250,000 to certain key employees. Under the 2000 Plan, our Board of Directors or the compensation committee have the authority to select key employees to whom stock options will be granted, determine the number, vesting schedule, strike price and the general terms and conditions under which the key employee can exercise the options. A total of 250,000 shares are reserved for issuance under the 2000 Plan. The 2000 Plan does not confer to any of our employees any claim or right to receive options. The 2000 Plan expressly authorizes our Board of Directors to amend, suspend or terminate it at any time. To date, we have not issued any options to purchase any of our equity securities to anyone under the 2000 Plan.

     (2) Includes options to purchase up to 1,665,911 shares of our common stock at a strike price of $0.15, subject to adjustment, that would vest in Rohit Patel if he remains employed with us through July 31, 2006. The vesting schedule and other conditions applying to these options and Mr. Patel's exercise thereof are set forth under his Employment Agreement with us, which is attached as Exhibit 10.7 to this Registration Statement. This figure also includes options to purchase 87,500 shares of our common stock at a strike price of $0.80 that have vested to Mark Emerson. The vesting schedule and other conditions that applied to Mr. Emerson exercising these options are set forth in his August 29, 2003 Employment Agreement with us, which is attached as Exhibit 10.8 to this Registration Statement. Our Board of Directors approved both of these Employment Agreements, including the options granted thereunder and the terms surrounding their purchase.

     Aggregate Options Exercised During 2003. No individual or entity exercised options to purchase shares of our common stock during 2003.

     Directors' Compensation. Though the Company assumes all costs associated with our directors' accommodations, meals and travel to and from meetings of the Board of Directors or functions where the Company has requested individual directors to appear, our directors do not receive stock options or any other consideration for serving as such.

     Employment Contracts, Terminations of Employment Contracts and Change in Control Arrangements. We currently have two of our officers under employment agreements; Messrs. Rohit Patel

(CEO) and Mark Emerson (President). Neither of these employment agreements imposes or guarantees a term of employment or contemplates our paying any consideration to Messrs. Patel or Emerson upon termination of those agreements, whether or not "for cause" or upon a change in control of the Company.

      On February 6, 2004, David M. Rees resigned as our Chief Executive Officer. That resignation terminated an employment contract between Rees and the Company that was signed on October 11, 2002. We did not pay Mr. Rees a severance or termination payment, nor is any such severance or termination payment owed Mr. Rees.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 31, 2004, certain information with respect to beneficial ownership of our common stock by: (i) each person known by the Company to beneficially own more than 5% of any class of our stock; (ii) each of our directors, (iii) each of our executive officers; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named individual. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed. The numbers listed below are prior to the issuance of the subscription rights. All shares reflected under Messrs. Rohit Patel, Mark Emerson, Mike Otto, Derin Ford or Fred O'Neal reflect options to purchase shares of our common stock, except for 15,000 shares that Mike Otto holds.

------------------------------------------------------------------------------
Name of Beneficial Owner             Amount and Nature        Percent of Class
---------------------------------- ------------------------- -----------------

Francis Otto                         9,471,000 (1)            69.1% Common
---------------------------------- ------------------------- -----------------
Camden Partners Strategic            472,000 Common            2.9% Common
Fund II-A, L.P.                      1,382,285 (2)            94.4% Preferred
---------------------------------- ------------------------- -----------------
Camden Partners                      28,000 Common               *  Common
Strategic Fund II-B, L.P.            82,000 (3)(4)             5.6% Preferred
---------------------------------- ------------------------- -----------------
Rohit Patel                          465,911 (5)               2.9% Common
---------------------------------- ------------------------- -----------------
Mark Emerson                         87,500 (6)                  *  Common
---------------------------------- ------------------------- -----------------
Mike Otto                            40,000 (7)                  *  Common
---------------------------------- ------------------------- -----------------
Fred O'Neal                          0                           *  Common
---------------------------------- ------------------------- -----------------
Derin Ford                           0                           *  Common
---------------------------------- ------------------------- -----------------
All directors and
officers as a group                  10,064,411 Common        62.8% Common (8)
---------------------------------- ------------------------- -----------------

*Less than one percent

(1) Includes shares owned in a family limited partnership over which Francis
R. Otto and Janet M. Otto maintain voting control.

(2) Includes 708,000 shares of Series A Preferred Stock, and 674,285 shares of Series B Preferred Stock. The 708,000 shares of Series A Preferred Stock are convertible into 14,160,000 shares of our common stock; the 674,285 shares of Series B Preferred Stock are convertible into 7,868,906 shares of our common stock

(3) Includes 42,000 shares of Series A Preferred Stock, and 40,000 shares of Series B Preferred Stock. The 42,000 shares of Series A Preferred Stock are convertible into 840,000 shares of our common stock; the 40,000 of Series B Preferred Stock are convertible into 466,800 shares of our common stock.

(4) All of the Company's securities owned by Camden entities are under the common control of Camden Partners Strategic II, LLC.

(5) Reflects options to purchase 465,911 shares of our common stock at a strike price of $0.15 that have vested pursuant Mr. Patel's Employment Agreement with us. Under that same Agreement, options to purchase up 1,200,000 shares of our common stock vest in Mr. Patel's favor on a quarterly basis as long as he is employed with us through July 31, 2006. That Employment Agreement further provides that Mr. Patel has the right to purchase up to the equivalent of 3% of any common shares that we issue beyond the 56,435,065. The strike price for Mr. Patel's options is the lowest of either the price at which we sell securities during the quarter that his right to the options accrues or $0.15.

(6) Includes vested options to purchase 87,500 shares of our common stock at $0.80.

(7) Includes options to purchase 25,000 shares of our common stock at a strike price of $1.00 per share.

(8) Percentage based on 16,018,157 common shares, which would be the number of our total issued common shares if Messrs. Patel, Emerson and Mike Otto fully exercised their respective options to purchase 578,411 of our common shares (15,436,746 + 578,411); these options all vested prior to June 30, 2004.

                 DESCRIPTION OF OUR CAPITAL STOCK

     Our Certificate of Incorporation authorizes 70,000,000 shares of common stock and 20,000,000 shares of preferred stock, for a total of 90,000,000 shares of authorized capital stock.

     Assuming our common stockholders fully exercise both their basic subscription and over-subscription privileges, we will issue 15,439,746 additional shares of our common stock pursuant to the rights offering.

     Our common stockholders are entitled to one vote for each share of stock of which they are owners of record, and may cumulate their votes for the election of directors. Subject to the preferences and prior rights of any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends when, as and if our Board of Directors declares them to be paid out of legally available funds.

Upon our liquidation and/or dissolution, holders of our common stock are entitled to receive all assets available for distribution to security holders, after payment of creditors and again after preferential distributions to certain security holders. The common shares have no pre-emptive or other subscription rights or redemption or sinking funds provisions with respect to our common shares. All outstanding shares of our common stock are fully paid for and non-assessable.

     Series A and Series B Preferred Stock. The holders of our preferred shares have certain rights, preferences and privileges beyond those that attach to our common shares. These rights, privileges and preferences are discussed below. Unless specifically noted otherwise, the rights, privileges and preferences inuring to the Series A and Series B Preferred shares are identical with respect to the following categories:

     Dividends. Our Certificate of Incorporation establishes that holders of our Series A and Series B Preferred Stock are entitled to receive, prior and in preference to holders of any other class or series of our stock, dividends at a rate of 12% per year ($0.36 per share for the Series A Preferred Stock and $0.21 per share for the Series B Preferred Stock) compounded annually, out of our assets legally available for distribution. This right to dividends is cumulative, and those dividends accrue regardless of whether there are profits, surpluses, or other funds legally available to distribute. At the election of a majority of the holders of our preferred stock, the dividends may be paid in cash, shares of our common stock, or a combination thereof. In addition to these dividend rights, holders of our preferred shares are entitled to share with holders of our common stock in all dividends and other distributions declared and paid on the stock, other than those payable solely in shares of our common stock.

     Attendant to the rights offering, the holders of our Series A and B Preferred Stock have agreed to suspend their right to dividends discussed in the preceding paragraph for a period of 24 months from the date this Registration Statement is declared effective.

     Conversion Rights. At any time, the holders of our Series A and Series B Preferred Stock may convert their preferred stock into our common stock at the then-prevailing conversion rate, which is equal to the original price per share paid divided by the then conversion price. The conversion rate is currently 1 to 1 and is subject to adjustment for stock splits, stock dividends and certain issuances of additional shares of capital stock. In the event that we issue additional shares of common stock or options or other securities convertible into our common stock, subject to certain customary exceptions, for a consideration less than the prevailing conversion price, the conversion price for each share of our preferred stock will be adjusted to equal the lowest price per share at which the additional shares of common stock were or will be issued. Camden Partners paid $3.00 per share for their Series A Preferred Shares, and $1.75 per share for their Series B Preferred Shares. As a result of the issuance of the subscription rights the conversion price for the Series A Preferred stock will be adjusted downward from $3.00 to $0.15, resulting in a conversion ratio of 20 to 1, and the conversion price for the Series B Preferred Stock will be adjusted downward from $1.75 to $0.15 resulting in a conversion ratio of 11.67 to 1. Therefore, Camden Partners will have the right to convert its 750,000 shares of Series A Preferred Stock into 15,000,000 shares of our common stock; and its 714,285 shares of Series B Preferred Stock into 8,333,706 shares of our common stock. If we cancel the rights offering, the conversion price of the Series A Preferred Stock and Series B Preferred Stock will be reset to the conversion price immediately prior to the rights offering.

     We may force each share of Series A Preferred Stock and each share of Series B Preferred Stock to automatically convert into our common stock at the then-prevailing conversion rate if a shelf registration pursuant to Rule 415 of the Securities Act registering the resale of these shares is effective and either our common stock has traded at an average of over $8.00 per share for the preceding 45 days or we have completed a public underwritten public offering generating proceeds to us in excess of $15,000,000.

     Voting. The holders of our preferred stock are entitled to vote that number of votes equal to the number of shares of Common Stock issuable upon conversion of the preferred stock and have the right to vote, together with the common stock voting as a single class, on all matters on which the common stock can vote. Our preferred stockholders, voting as a separate class, are also entitled to elect one of our directors. No member of our current Board of Directors is a designee of our preferred stockholders. In addition, we may not take certain actions without obtaining two-thirds of the outstanding shares of Series A Preferred Stock and Series

B Preferred Stock, voting together as a single class, on an as-converted basis. These events include, but are not limited to, incurring indebtedness in excess of $5,000,000, corporate expenditures and commitments in excess of $5,000,000 not previously approved by the board of directors including the preferred stock director, materially changing the nature of our business, increasing the size of our board of directors to more than seven directors, creating a class of preferred stock with rights, preferences or privileges senior to or on parity with the Series A Preferred Stock or Series B Preferred Stock, increasing the number of shares under our option plan, and redeeming, purchasing or otherwise acquiring any of our equity securities.

     Liquidation Rights. Our Certificate of Incorporation provides that upon a liquidation, dissolution, winding-up, or a merger or consolidation of ELLIS that results in a change of control, or a sale of all or substantially all of its assets, the holders of our preferred stock have the right to receive, prior and in preference to holders of our common stock and any other class of our equity securities ranking junior to our preferred stock, an amount equal to the purchase price paid for the shares of preferred stock, plus all accrued and unpaid dividends. The holders of a majority of our outstanding Series A Preferred and the holders of a majority of our outstanding Series B Preferred Stock may elect for that particular series to convert their preferred shares into common stock and receive the liquidation consideration pro rata along with all other holders of our common stock in the event of a merger or consolidation that results in a change of control or a sale for all or substantially all of our assets in lieu of receiving the preferred stock liquidation preference.

     Registration Rights. Camden Partners has the right in two instances to demand that the we file a registration statement covering its common stock and any common stock issuable upon the conversion of their Series A and B Preferred Stock, provided that the shares to be registered represent at least 25% of the securities that Camden Partners purchased from us and has an anticipated aggregate public offering price of not less than $2,000,000. In addition to its demand registration rights, if we are eligible to use Forms S-2 and S-3, Camden Partners may request that we file a registration statement on these forms provided the anticipated aggregate price to the public would exceed $500,000 and we are not required to effect more than one of these statements in any six month period. Camden Partners also has unlimited piggyback registration rights. We also agreed to cause a "shelf" registration to become effective for Camden Partners on or before March 20, 2002, covering the shares of common stock and common stock issuable upon conversion of the Series A Preferred Stock that Camden Partners purchased from us. We have not yet fulfilled that obligation. An annual dividend on our common shares in an amount equal to 10% of the (i) $3.00 per share of Series A Preferred Stock then held by Camden Partners, and (ii) $2.00 per share of Common Stock then held by each Camden Partner, payable in cash in immediately available funds to an account or accounts that Camden Partners designates in writing, has been accruing since March 20, 2002.

     In addition, holders of our preferred stock have the right to 1) two demand registrations with minimum proceeds of $2,000,000 each; 2) unlimited registrations on Form S-3 with minimum gross proceeds of $500,000 (limited to one every six months), and 3) unlimited "piggy-back" registration rights, subject to certain limitations at our underwriters' discretion.

     Stockholders' Agreement.   On or about September 21, 2001, Camden
Partners entered into a Stockholders' Agreement with Frank Otto, Timothy Otto and Jan Otto. Timothy Otto was our CEO at the time of the Stockholders' Agreement. Jan Otto is Frank Otto's wife and owns as joint tenant with Frank Otto with a right of survivorship 9,471,000 shares of our common stock.

     The Stockholders' Agreement provides that in the event that Frank Otto, Tim Otto or Jan Otto ("the Sellers") proposes to sign, sell, pledge or otherwise transfer any of our common shares that they hold, they must first notify Camden Partners of their intent to transfer those securities. Camden Partners has a right to purchase all or any part of those securities on the same terms as the Sellers propose to transfer the shares to a third party.

     The Stockholders' Agreement also provides that in the event that Camden Partners proposes to transfer all of the ELLIS shares to a good faith third party purchaser who has made an arms-length offer, Camden Partners has the right to require Frank Otto, Jan Otto and Tim Otto to transfer all of their ELLIS shares to the same third party purchaser under the same terms as Camden Partners transfers its shares, unless Frank Otto, Jan Otto and/or Tim Otto acquire all of Camden Partners' shares of ELLIS under the same terms as the good faith third party purchaser has offered to acquire Camden Partners' shares. This is referred to as the "Drag-Along Right." Furthermore, Frank Otto, Jan Otto and/or Tim Otto would have to pay Camden Partners cash for the shares they would purchase from Camden Partners.

     The Stockholders' Agreement also provides that Camden Partners has the right to purchase a pro rata share of any new shares of our stock that we either sell or to which we grant options, rights or warrants to purchase after May 21, 2002. Exempt from this right of first offer are 1) shares of our common stock, or options to purchase shares of our common stock, issued or granted to our officers, directors, employees or consultants pursuant to the 2000 Stock Plan (see Equity Compensation table, p. 29); 2) common shares issued upon conversion of our Series A or B preferred stock; or 3) common or preferred shares issued in connection with any stock split, dividend, or recapitalization where Camden Partners' proportionate equity in ELLIS does not change.

     The Stockholders' Agreement further provides that for as long as Camden Partners holds any shares of our common or preferred stock, we will not, without Camden Partners' prior written consent, take any action that: 1) alters or changes the rights, privileges or preferences of the Series A or B Preferred Stock; 2) increases or decreases the number of authorized our common or preferred shares; 3) creates, authorizes, designates or issues any new class or series of securities having rights, privileges, or preferences senior to or in parity with the Series A or B Preferred Stock; 4) results in the redemption of any shares of our shares; 5) amends or waives any provision of our Certificate of Incorporation or Bylaws relative to the Series A or B Preferred Stock; 6) would be deemed a liquidation under our Certificate of Incorporation with net proceeds to Camden Partners less than what it would receive under its Liquidation Right; 7) pays or declares any dividends; 8) increases the size of our Board of Directors to more than 7 members; 9) grants any options under the 2000 Stock Plan at an exercise price less than fair market value, calculated on the date of the grant; 10) incurs indebtedness or guarantees the debt of another person such that our aggregate debt exceeds $5,000,000; or 11) results in any expenditure or commitment exceeding $5,000,000 that our Board of Directors, including Camden Partners' designee to the Board of Directors, has not approved.

     Redemption Rights. We are not under any obligation to redeem any stockholders' preferred or common shares.

     Convertible Notes. On April 21, 2004, Camden Partners loaned us $100,000 to meet operating expenses. We issued Camden Partners a Note for the loaned
principal ($100,000) plus 5% interest per annum.   Camden Partners has the
right to choose to have us pay them the principal and accrued interest on that
Note in cash, common shares, or a combination of cash and common shares. Any payment in the form of common shares would apply a price of $0.15 per share.
As of  October 31, 2004, $2,643.84   has accrued in interest on the
Convertible Notes.

     Transfer Agent. The transfer agent and registrar for the common stock is:

     Interwest Transfer Company
     1981 East Murray-Holladay Boulevard
     Holladay, Utah, 84117
     (801) 272-9294.

     NAMES AND ADDRESSES OF DIRECTORS, OFFICERS, EXECUTIVES
         AND OWNERS OF MORE THAN 5% OF ANY CLASS OF STOCK

     The names and business addresses of our directors, officers and executives are:

     Frank Otto
     (Chairman of the Board, Director)         Rohit Patel  (CEO, Director)
     406 West 10600 South                      406 West 10600 South
     Suite 601                                 Suite 601
     Salt Lake City, UT 84092                  Salt Lake City, UT 84092

     Derin Ford (Chief Financial Officer)      Mark Emerson (President)
     406 West 10600 South                      406 South 10600 South
     Suite 601                                 Suite 601
     Salt Lake City, UT 84092                  Salt Lake City, UT 84092

     Mike Otto (Director)                      Fred O'Neal (Director)
     Otto & McBride, P.C.                      P.O. Box 666
     4001 South 700 East                       1940 East Cattail Lane
     Suite 500                                 Freeland, WA 98249
     Salt Lake City, UT 84109



     Frank Otto also owns more than 10% of our issued and outstanding common stock. Camden Partners Holdings, LLC is the beneficial owner of 100% of our issued and outstanding preferred stock. Their address is:

     Camden Partners Holdings, LLC
     One South Street, Suite 2150
     Baltimore, MD 21202

                 DETERMINATION OF OFFERING PRICE

     Our Board of Directors determined the $0.15 price at which we are offering subscription rights to purchase shares of ELLIS common stock. There is no relationship between the price at which we are offering subscription rights to ELLIS common stock and our assets, earnings, net worth, book value or other economic or other recognized criteria, nor to any projection as to our shares' future value. In determining the number of subscription rights to offer and the rate at which they would be offered, we also took into consideration our capital structure and the application and effect of Camden Partners' anti-dilution and other rights based in their Series A Preferred Stock and Series B Preferred Stock. Therefore, the offering price should not be considered a quote of the securities' current or projected value.

                       PLAN OF DISTRIBUTION

     We are making the rights offering directly to holders of our common stock. We have not employed any brokers, dealers or underwriters in connection with the rights offering and will not pay any underwriting commissions, fees or discounts in connection with the rights offering. Some of our directors or officers may assist in the rights offering. These individuals will not receive any commissions or compensation other than their normal directors' fees or employment compensation.

      We will bear all costs, expenses and fees in connection with the rights offering. We estimate that our total expenses in connection with the rights offering will be approximately $113,000.

              INTERESTS OF NAMED EXPERTS AND COUNSEL

     We are not aware of any expert of legal counsel named in this Prospectus who will receive a direct or indirect substantial interest in the offering. Our financial statements for the years ended 2003 and 2002, as well as the first quarter of 2004, were audited by Squire & Company, P.C. Our corporate counsel, Mike Otto, has provided a legal opinion regarding the validity of the shares to be registered under this Prospectus.

  SEC's POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons, we have been informed that in the SEC's opinion this type of indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

     In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless the matter has been settled by controlling precedent in its counsel's opinion, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                  INDEX TO FINANCIAL STATEMENTS

     The following financial statements of English Language Learning and Instruction System, Inc. begin on the following page:

Financial statements of English Language Learning and Instruction System, Inc. for the nine month periods ended September 30, 2004 and 2003 (unaudited)
 Consolidated Balance Sheets........................................ F-3
     Consolidated Statements of Operations.............................. F-4
     Consolidated Statements of Cash Flows.............................. F-5
     Notes to Financial Statements...................................... F-6

Financial statements of English Language Learning and Instruction System, Inc. for years ended December 31, 2003 and 2002
     Independent Auditors' Report....................................... F-10
     Consolidated Balance Sheets ....................................... F-11
     Consolidated Statements of Operations.............................. F-13
     Consolidated Statements of Stockholders' Equity ................... F-14
     Consolidated Statements of Cash Flows.............................. F-15
     Notes to Financial Statements ..................................... F-16

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      We did not change or have a material dispute with our accountants during 2003 or 2002.


               WHERE YOU CAN FIND MORE INFORMATION

      We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. For further information with respect to us and the securities offered under this Prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Securities and Exchange Commission's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission's web site at www.sec.gov.

      We will furnish without charge to you, on written or oral request, a copy of any or all of the documents listed as an exhibit to this Registration Statement. You should direct any requests for documents to English Language Learning and Instruction System, Inc., Attention: Corporate Secretary, 406 West 10600 South, Suite 610, Salt Lake City, Utah, 84092, telephone number:
(801) 858-0880.

              CONSOLIDATED FINANCIAL INFORMATION OF
                  ENGLISH LANGUAGE LEARNING AND
                   INSTRUCTION SYSTEM, INC. AND
                            SUBSIDIARY

                SEPTEMBER 30, 2004 (UNAUDITED) AND
                   DECEMBER 31, 2003 (AUDITED)

TABLE OF CONTENTS                                                       Page
-----------------------------------------------------------------------------

CONSOLIDATED FINANCIAL STATEMENTS:

    Balance Sheets                                                       F-3

    Statements of Operations                                             F-4

    Statements of Cash Flows                                             F-5

    Notes to Financial Statements                                        F-6

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC. AND SUBSIDIARY
BALANCE SHEETS
                                                   September 30,  December 31,
                                                       2004          2003
------------------------------------------------------------------------------
                                                    (Unaudited)    (Audited)
ASSETS

Current Assets:
  Cash                                             $    483,975  $    165,094
  Accounts receivable - net of allowance                564,499       498,294
  Employee receivable                                         -         2,729
  Inventories                                            87,696       106,979
  Prepaid expenses                                      269,123       345,382
  Deferred tax assets                                    34,845        33,075
                                                   ------------- -------------
    Total current assets                              1,440,138     1,151,553

Fixed Assets:
  Property and equipment                                407,216       395,009
  Accumulated depreciation                             (286,148)     (225,636)
                                                   ------------- -------------
    Net fixed assets                                    121,068       169,373

Other Assets:
  Note receivable                                       311,840       319,199
  Deferred tax asset                                    926,445       921,722
  Other assets                                           22,703        83,703
                                                   ------------- -------------
    Total other assets                                1,260,988     1,324,624
                                                   ------------- -------------
      Total assets                                 $  2,822,194  $  2,645,550
                                                   ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Line of credit                                   $      4,160  $      8,934
  Convertible note                                      102,205             -
  Accounts payable                                      128,788       313,345
  Income tax payable                                          -           100
  Accrued liabilities                                   353,920       203,039
                                                   ------------- -------------
    Total current liabilities                           589,073       525,418

Stockholders' Equity:
  Series A preferred stock, $0.00001 par value,
    10,000,000 shares authorized,
    750,000 issued and outstanding
    Liquidation preference of $2,250,000                      8             8
  Series B preferred stock, $0.00001 par value,
    10,000,000 shares authorized,
    714,285 issued and outstanding
    Liquidation preference of $2,142,855                      7             7
  Common stock, $0.00001 par value,
    70,000,000 shares authorized,
    15,439,746 shares issued and outstanding                155           155
  Additional paid-in capital                          6,930,568     6,930,568
  Other cumulative comprehensive loss                      (913)         (913)
  Retained deficit                                   (4,696,704)   (4,809,693)
                                                   ------------- -------------
    Total stockholders' equity                        2,233,121     2,120,132
                                                   ------------- -------------
      Total liabilities and stockholders' equity   $  2,822,194  $  2,645,550
                                                   ============= =============

The accompanying notes are an integral part of these statements.


ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS

                                        Three Months    Three Months    Nine Months     Nine Months
                                        Ended September Ended September Ended September Ended September
                                        30, 2004        30, 2003        30, 2004        30, 2003
--------------------------------------------------------------------------------------------------------
                                        (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Software Sales                          $    1,116,393  $      417,099  $    2,574,006  $    2,123,313
Non-Software Sales                              10,546          41,587          50,073         205,142
                                        --------------- --------------- --------------- ---------------
  Total sales                                1,126,939         458,686       2,624,079       2,328,455

Cost of Goods Sold:
  Product                                      101,228          28,169         175,162          84,099
  Sales commissions                            301,362          51,842         327,224         138,318
                                        --------------- --------------- --------------- ---------------
    Total cost of goods sold                   402,590          80,011         502,386         222,417
                                        --------------- --------------- --------------- ---------------
Gross Profit                                   724,349         378,675       2,121,693       2,106,038

Operating Expenses:
  Selling                                       75,632         127,600         223,165         370,448
  Marketing                                     53,018          57,674         167,083         184,667
  Development                                  126,308         178,996         346,564         495,551
  Support services                              98,293         106,414         304,025         277,767
  General and administrative                   346,719         327,863         988,804       1,073,719
                                        --------------- --------------- --------------- ---------------
    Total operating expenses                   699,970         798,547       2,029,641       2,402,152
                                        --------------- --------------- --------------- ---------------
Operating Income                                24,379        (419,872)         92,052        (296,114)

Other Income (Expense):
  Interest income                                8,258           8,562          28,049          26,936
  Gain (loss) on sale of fixed assets                -               -          (3,533)        (42,875)
  Other expense                                      -               -               -          (2,359)
  Interest expense                              (3,534)              -         (10,072)              -
                                        --------------- --------------- --------------- ---------------
    Total other income (expense)                 4,724           8,562          14,444         (18,298)
                                        --------------- --------------- --------------- ---------------
Income Before Income Taxes                      29,103        (411,310)        106,496        (314,412)

Income Taxes:
  Current                                            -               -               -             100
  Deferred                                     (18,808)        (46,182)         (6,493)          9,248
                                        --------------- --------------- --------------- ---------------
    Total income taxes                         (18,808)        (46,182)         (6,493)          9,348
                                        --------------- --------------- --------------- ---------------
Income From Continuing Operations               47,911        (365,128)        112,989        (323,760)

Discontinued Operations:
  Loss from operations of discontinued
    subsidiary                                       -               -               -         (85,949)
  Loss on disposal of subsidiary                     -        (569,637)              -        (569,637)
                                        --------------- --------------- --------------- ---------------
    Total discontinued operations                    -        (569,637)              -        (655,586)
                                        --------------- --------------- --------------- ---------------
Net Income (Loss)                       $       47,911  $     (934,765) $      112,989  $     (979,346)
                                        =============== =============== =============== ===============
Income (Loss) Per Share - Basic
  Income from continuing operations     $            -  $        (0.02) $         0.01  $        (0.02)
  Loss from discontinued operations                  -           (0.04)              -           (0.04)
                                        --------------- --------------- --------------- ---------------
  Net income (loss)                     $            -  $        (0.06) $         0.01  $        (0.06)
                                        =============== =============== =============== ===============
Income (Loss) Per Share - Fully Diluted
  Income from continuing operations     $            -  $        (0.02) $         0.01  $        (0.02)
  Loss from discontinued operations                  -           (0.04)              -           (0.04)
                                        --------------- --------------- --------------- ---------------
  Net income (loss)                     $            -  $        (0.06) $         0.01  $        (0.06)
                                        =============== =============== =============== ===============
Weighted Average Shares Outstanding:
  Basic                                     15,439,746      15,483,908      15,439,746      15,379,592
  Fully Diluted                             15,439,746      15,695,175      15,439,746      15,589,179


The accompanying notes are an integral part of these statements.

                                       F-4

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC. AND SUBSIDIARY STATEMENTS OF CASH FLOWS
                                                   Nine Months   Nine Months
                                                   Ended         Ended
                                                   September     September
                                                   30, 2004      30, 2003
------------------------------------------------------------------------------
                                                   (Unaudited)   (Unaudited)
Cash Flows from Operating Activities:
 Net income (loss)                                 $    112,989  $   (979,346)
 Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities:
    Depreciation                                         62,178        70,199
    Deferred taxes                                       (6,493)        9,248
    Loss on disposal of subsidiary                            -       569,637
    (Gain) loss on sale of fixed assets                   3,533        42,875
    Provision for bad debt                                  745        74,767
    Accrued interest                                      2,205             -
    (Increase) decrease in operating assets:
      Accounts receivable                               (66,950)      245,121
      Income taxes receivable                                 -        39,952
      Employee receivable                                 2,729           639
      Inventories                                        19,283       (28,889)
      Prepaid expenses                                   76,259       (54,164)
      Other assets                                       61,000       (64,581)
    Increase (decrease) in operating liabilities:
      Accounts payable                                 (184,557)        9,950
      Income taxes payable                                 (100)            -
      Accrued liabilities                               150,881        39,261
                                                   ------------- -------------
         Cash used by continuing operations             233,702       (25,331)
         Net cash used for discontinued operations            -       (77,424)
                                                   ------------- -------------
    Net cash provided (used) by operating activities    233,702      (102,755)

Cash Flows from Investing Activities:
  Proceeds from sale of fixed assets                      2,800         6,135
  Purchase of equipment                                 (20,206)      (59,700)
  Collection of note receivable                           7,359        28,019
                                                   ------------- -------------
    Net cash used by investing activities               (10,047)      (25,546)

Cash Flows from Financing Activities:
  Proceeds from convertible note                        100,000             -
  Net repayment on line of credit                        (4,774)            -
                                                   ------------- -------------
    Net cash provided by financing activities            95,226             -
                                                   ------------- -------------
Net Change in Cash                                      318,881      (128,301)

Beginning Cash                                          165,094       628,004
                                                   ------------- -------------
Ending Cash                                        $    483,975  $    499,703
                                                   ============= =============
Supplemental Information:
------------------------
The Company paid $7,867 and $0 in interest during the nine months ended September 30, 2004 and 2003, respectively. The Company paid $100 and $0 in income taxes during the nine months ended September 30, 2004 and 2003.

During the nine months ended September 30, 2003, the Company discontinued the operations of its Brazilian subsidiary.


The accompanying notes are an integral part of these statements.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1.  Accounting Policies
         -------------------

The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes and with the historical financial information of the Company. The interim results are not necessarily indicative of the operating results expected for the full fiscal year ending December 31, 2004.

Note 2.  Income (Loss) per Share
         -----------------------

The computation of basic earnings per share is based on the weighted average number of common shares outstanding during each period.

The computation of fully-diluted earnings per share is based on the weighted average number of common shares outstanding during each period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during each period.

Note 3.  Allowance for Doubtful Accounts
         -------------------------------

The allowance for doubtful accounts at September 30, 2004 and December 31, 2003 is $59,086 and $58,341, respectively.

Note 4.  Convertible Note
         ----------------

The Company borrowed $100,000 from its primary stockholder during the nine months ended September 30, 2004. This note bears interest at five percent and is due October 31, 2004 with no periodic installments required. There are no prepayment penalties.

This note is convertible to common stock in the event that the Company issues equity securities in a qualified offering resulting in aggregate gross proceeds of at least $500,000. Should such a qualified offering take place, the note could be converted (principal and accrued interest) to the number of common shares at the price per share received in the qualified offering.

The note balance at September 30, 2004, including accrued interest, is $102,205.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 5.  Stock Option Plan
         -----------------

The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting of Stock-Based Compensation" as amended by SFAS No. 148. Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense been determined based on fair value at the grant date consistent with the provisions of SFAS 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                September 30,  September 30,
                                                     2004          2003
                                                -------------  -------------
     Net income (loss), as reported             $    112,989   $   (979,346)
     Total stock-based employee compensation
       expense determined by fair value-based
       method of awards                              (72,621)        (9,023)
                                                -------------  -------------

     Net income (loss), pro forma               $     40,368   $   (988,369)
                                                =============  =============

     Basic income (loss) per share, as reported $       0.01   $      (0.06)
     Basic income (loss) per share, pro forma   $          -   $      (0.06)


The pro forma effect on net loss may not be representative of the pro forma effect on net income for future years due to among other things: (i) the vesting period of future stock options and the (ii) fair value of additional stock options in future years. The fair value of the options granted is estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

     Expected dividend yield                           -            -
     Expected stock price volatility                  90%          90%
     Risk-free interest rate                        4.25%        5.00%
     Expected life of options                     7 years      7 years


The weighted-average fair value of options granted during the nine months ended September 30, 2004 and 2003 was $0.11 and $0.18, respectively.

              CONSOLIDATED FINANCIAL INFORMATION OF
                  ENGLISH LANGUAGE LEARNING AND
                   INSTRUCTION SYSTEM, INC. AND
                            SUBSIDIARY

                    December 31, 2003 and 2002

TABLE OF CONTENTS                                                       Page
------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                            F-10

CONSOLIDATED FINANCIAL STATEMENTS:

     Balance Sheets                                                     F-11

     Statements of Operations                                           F-13

     Statements of Stockholders' Equity                                 F-14

     Statements of Cash Flows                                           F-15

     Notes to Financial Statements                                      F-15

                   INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
English Language Learning and Instruction System, Inc.

We have audited the accompanying consolidated balance sheets of English Language Learning and Instruction System, Inc. and Subsidiary (the Company) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of English Language Learning and Instruction System, Inc. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Squire & Company
March 26, 2004
Orem, Utah

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
BALANCE SHEETS
December 31, 2003 and 2002
                                                        2003         2002
------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash                                             $    165,094  $    628,004
  Accounts receivable - net of allowance                498,294       587,086
  Income taxes receivable                                     -        39,952
  Employee receivable                                     2,729         3,211
  Inventories                                           106,979        64,279
  Prepaid expenses                                      345,382       144,069
  Deferred tax assets                                    33,075             -
                                                   ------------- -------------

    Total current assets                              1,151,553     1,466,601

Fixed Assets:
  Property and equipment                                395,009       532,721
  Accumulated depreciation                             (225,636)     (244,391)
                                                   ------------- -------------

    Net fixed assets                                    169,373       288,330

Other Assets:
  Note receivable                                       319,199       350,000
  Deferred tax asset                                    921,722     1,039,820
  Other assets                                           83,703       230,891
                                                   ------------- -------------

    Total other assets                                1,324,624     1,620,711
                                                   ------------- -------------

      Total assets                                 $  2,645,550  $  3,375,642
                                                   ============= =============













The accompanying notes are an integral part of these statements

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
BALANCE SHEETS (CONTINUED)
December 31, 2003 and 2002
                                                     2003           2002
------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Line of credit                                   $      8,934  $        -
  Accounts payable                                      313,345       180,151
  Accrued liabilities                                   203,039       165,240
  Income tax payable                                        100             -
                                                   ------------- -------------

    Total current liabilities                           525,418       345,391

Deferred Tax Liability                                        -        20,876
                                                   ------------- -------------

    Total liabilities                                   525,418       366,267

Stockholders' Equity:
  Series A preferred stock, $0.00001 par value,
    10,000,000 shares authorized, 750,000
    issued and outstanding.
    Liquidation preference of $2,250,000                      8             8
  Series B preferred stock, $0.00001 par value,
    10,000,000 shares authorized, 714,285
    issued and outstanding
    Liquidation preference of $2,142,855                      7             7
  Common stock, $0.00001 par value, 50,000,000
    shares authorized, 15,439,746 shares
    issued and outstanding                                  155           152
  Additional paid-in capital                          6,930,568     6,930,571
  Other cumulative comprehensive loss                      (913)     (255,664)
  Retained deficit                                   (4,809,693)   (3,665,699)
                                                   ------------- -------------
     Total stockholders' equity                       2,120,132     3,009,375
                                                   ------------- -------------

      Total liabilities and stockholders' equity   $  2,645,550  $  3,375,642
                                                   ============= =============




The accompanying notes are an integral part of these statements.



ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
STATEMENTS OF OPERATIONS
Years Ended December 31, 2003 and 2002
                                                          2003        2002
------------------------------------------------------------------------------
Software Sales                                     $  2,887,877  $  5,988,344
Non-Software Sales                                      224,022       140,106
                                                   ------------- -------------
  Total sales                                         3,111,899     6,128,450

Cost of Goods Sold:
  Product                                               113,378       127,820
  Dealer Commissions                                          -     2,347,573
  Sales Commissions                                      45,471        56,880
                                                   ------------- -------------
     Total cost of goods sold                           158,849     2,532,273
                                                   ------------- -------------
Gross Profit                                          2,953,050     3,596,177

Operating Expenses:
  Selling expenses                                      538,756     1,611,373
  Marketing expenses                                    246,094       529,967
  Development expenses                                  721,232     1,031,178
  Support services                                      396,778       809,979
  General and administrative                          1,457,035     1,954,116
                                                   ------------- -------------
    Total operating expenses                          3,359,895     5,936,613
                                                   ------------- -------------
Operating Loss                                         (406,845)   (2,340,436)

Other Income (Expense):
  Interest income                                        38,029        15,619
  Loss on sale of fixed assets                          (42,875)       (7,900)
  Interest expense                                            -        (2,181)
                                                   ------------- -------------
    Total other income (expense)                         (4,846)        5,538
                                                   ------------- -------------
Loss Before Income Taxes                               (411,691)   (2,334,898)

Provision for Income Tax:
  Current                                                   100             -
  Deferred                                               64,147      (329,996)
                                                   ------------- -------------
    Total income tax expense (benefit)                   64,247      (329,996)
                                                   ------------- -------------
Loss from Continuing Operations                        (475,938)   (2,004,902)

Discontinued Operations:
  Loss from operations of discontinued subsidiary       (98,419)     (396,219)
  Loss on disposal of subsidiary                       (569,637)            -
                                                   ------------- -------------
    Total discontinued operations                      (668,056)     (396,219)
                                                   ------------- -------------
Net Loss                                           $ (1,143,994) $ (2,401,121)
                                                   ============= =============
Loss Per Share - Basic
  Loss from continuing operations                  $      (0.07) $      (0.17)
  Loss from discontinued operations                       (0.04)        (0.03)
                                                   ------------- -------------
Net loss                                           $      (0.11) $      (0.20)
                                                   ============= =============

Loss Per Share - Fully Diluted
  Loss from continuing operations                  $      (0.03) $      (0.13)
  Loss from discontinued operations                       (0.04)        (0.03)
                                                   ------------- -------------
Net loss                                           $      (0.07) $      (0.16)
                                                   ============= =============
Weighted Average Shares Outstanding:
  Basic                                              15,363,192    14,888,323
  Fully Diluted                                      15,547,345    15,153,114

The accompanying notes are an integral part of these statements.

                               F-13



ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2003 and 2002
--------------------------------------------------------------------------------------------------------------------------

                                                                                         Other
                  Series A         Series B                                           Cumulative
               Preferred Stock  Preferred Stock        Common Stock        Additional   Compre-
             ----------------- ------------------ -----------------------   Paid-in     hensive    Retained
               Shares  Amount    Shares   Amount      Shares     Amount     Capital      Loss       Deficit     Total
             --------- ------- --------- -------- ------------ ---------- ------------ --------- ------------ ------------
Balance at
January 1,
2002         1,000,000 $   10         -  $     -   14,762,221  $     148  $ 6,436,586  $      -  $(1,264,578) $ 5,172,166

Stock
issued               -      -   285,714        3           -           -      492,866         -            -      492,869

Stock
exchanged     (250,000)    (2)  428,571        4           -           -           (2)        -            -            -

Stock
options
exercised            -      -         -        -        1,125          -        1,125         -            -        1,125

Stock issued
at no value
(see Note 15)        -      -         -        -      373,548          4           (4)        -            -            -

Comprehensive
Net Income
Calculation:
 Net Loss            -      -         -        -           -           -            -         -   (2,401,121)  (2,401,121)
 Other
 Comprehensive
 Loss:
  Change in
   minimum
   pension
   liability         -      -         -        -           -           -            -   (46,906)           -      (46,906)
  Foreign
   currency
   translation
   adjustments       -      -         -        -           -           -            -  (208,758)           -     (208,758)
             --------- ------- --------- -------- ------------ ---------- ------------ --------- ------------ ------------
Balance at
December 31,
2002           750,000      8   714,285        7   15,136,894        152    6,930,571  (255,664)  (3,665,699)   3,009,375

Stock issued
at no value
(see Note 15)       -      -        -        -      302,852          3           (3)        -            -            -

Comprehensive
Net Income
Calculation:
 Net Loss           -      -         -        -            -          -            -         -   (1,131,644)  (1,131,644)
 Other
 Comprehensive
 Loss:
  Change in
   minimum
   pension
   liability        -      -         -        -            -          -            -    45,993            -       45,993
  Foreign
   currency
   translation
   adjustments       -      -         -        -            -          -            -   208,758            -      208,758
             --------- ------- --------- -------- ------------ ---------- ------------ --------- ------------ ------------
Balance at
December 31,
2003           750,000 $    8   714,285  $     7   15,439,746  $     155  $ 6,930,568  $   (913) $(4,797,343) $ 2,120,132
             ========= ======= ========= ======== ============ ========== ============ ========= ============ ============



The accompanying notes are an integral part of these statements.



                                       F- 14

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2003 and 2002
                                                       2003        2002
------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net loss                                        $ (1,143,994) $ (2,401,121)
  Loss from disposal of subsidiary                     668,056             -
                                                  ------------- -------------
  Net loss from continuing operations                 (475,938)   (2,401,121)
  Adjustments to reconcile net loss to net
   cash used by continuing operations:
    Depreciation                                        93,526       122,461
    Deferred taxes                                      64,147      (329,996)
    Noncash wages                                            -        47,813
    Bad debt allowance                                (189,966)      183,307
    Loss on sale of fixed assets                        42,874         7,900
    (Increase) decrease in operating assets:
       Accounts receivable                             242,540        93,069
       Income taxes receivable                          39,952       297,093
       Employee receivable                                 314        (3,211)
       Inventories                                     (55,499)       (4,628)
       Prepaid expenses                               (156,750)       79,469
       Other assets                                    (64,581)         (500)
    Increase (decrease) in operating liabilities:
       Accounts payable                                195,889       (37,249)
       Accrued liabilities                              93,205      (103,230)
       Income taxes payable                                100             -
                                                  ------------- -------------
         Net cash used by continuing operations       (170,187)   (2,048,823)

Cash Flows from Investing Activities:
  Proceeds from sale of marketable securities                -     2,203,740
  Proceeds from sale of fixed assets                     6,135        28,144
  Purchase of equipment                                (66,427)      (77,385)
  Loan to distributor                                   30,801       159,235
                                                  ------------- -------------
         Net cash provided (used) by
         investing activities                          (29,491)    2,313,734

Cash Flows from Financing Activities:
  Net borrowing (repayment) on line of credit            8,934      (130,901)
  Proceeds from issuance of preferred stock                  -       500,000
  Proceeds from issuances of common stock                    -         1,125
  Stock issuance costs incurred                              -        (7,131)
                                                  ------------- -------------
         Net cash provided by financing activities       8,934       363,093
                                                  ------------- -------------

Net Change in Cash from Continuing Operations         (190,744)      628,004

Net Cash Used in Discontinued Operations              (272,166)            -
                                                  ------------- -------------

Net Change in Cash                                    (462,910)      628,004

Cash at Beginning of Year                              628,004             -
                                                  ------------- -------------
Cash at End of Year                               $    165,094  $    628,004
                                                  ============= =============

The accompanying notes are an integral part of these statements.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies
         -------------------------------------------

This summary of significant accounting policies of English Language Learning and Instruction System, Inc. and Subsidiary (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of these financial statements. In the opinion of management, these financial statements include all adjustments which are necessary for the fair presentation of the results for the periods presented.

Organization and Business Description - Computer Assisted Learning Instruction, Inc. (CALI) was incorporated in the state of Utah on January 1, 1994. On December 15, 2000, CALI entered into an Agreement and Plan of Reorganization (Reorganization Agreement). This Reorganization Agreement was executed on January 31, 2001 and was accounted for as a reverse merger with Politics.com, Inc., a Delaware corporation incorporated in January 1997. All of the outstanding common stock of CALI was exchanged for 11,550,000 shares of common stock of Politics.com, Inc. (POCO). The transaction, accounted for as a reverse merger acquisition, resulted in the recapitalization of CALI; inasmuch, as it was deemed to be the acquiring entity for accounting purposes. Politics.com, Inc. then changed its name to English Language Learning and Instruction System, Inc. (ELLIS).

On January 24, 2002, the Company acquired 69,999 of the outstanding shares (99.99 percent) of CALI Brasil, Ltda., a Brazilian corporation, (CALI Brasil) for $1,000. According to the terms of this transaction, CALI Brasil changed its name to ELLIS do Brasil, Ltda. CALI Brasil's primary function had been to distribute ELLIS software throughout Brazil. In December 2001, CALI Brasil acquired three English language schools, two in Salvador, Brazil that operate under the name "Forever" and a third in Curitiba, Brazil operating under the name "Liberty". CALI Brasil also acquired the Michigan Language Training School Franchise system that has 14 individual schools operating under the "Michigan" name.

The Company now owns 100 percent of the outstanding shares of CALI Brasil and consolidates its assets, liabilities, and results of operations.

ELLIS is engaged in the development, marketing, and support of English language training software. The Company's customers consist primarily of retail distributors located in North America, South America, Europe, and Asia.

Revenue Recognition - Prior to 2003, the Company recorded revenue at the price the software is sold to the end customer ("gross sales price") consistent with its distribution agreements. Distributors were then paid a commission for each sale. The Company has renegotiated its agreements with the distributors, which requires the Company to record revenue at the price the software is sold to its distributors ("net sales price") effective January 1, 2003.

The effect of this change on software sales for the year ended December 31, 2003 is a decrease in reported sales volume of $2,347,573, which is the difference between the

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies (Continued)
         ------------------------------------------------------

gross sales price and the net sales price. This difference between the gross sales price and the net sales price is called "Dealer Commissions" on the consolidated statement of operations for the year ended December 31, 2002. This change will have no effect on net income (loss) per share.

Technical support and installation costs are included in the cost of the software and are usually provided by the distributors. These costs are minimal and do not represent a significant portion of the sales price.

Reclassifications - Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 financial statement presentation as a result of discontinuing the operations of the Company's Brazilian subsidiary (see Note 7).

Principles of Consolidation - The consolidated financial statements include the accounts of ELLIS and its wholly-owned subsidiary, ELLIS do Brasil, Ltda. All material intercompany transactions have been eliminated.

Cash and Cash Equivalents - The Company considers demand deposits at banks and money market funds at other financial institutions with an original maturity of three months or less to be cash equivalents.

Inventories - Inventories consisting primarily of product packaging, documentation, and media, are stated at the lower of cost or market. Inventory cost is determined using the first-in, first-out method.

Other Assets - Other assets consist of prepaid rents, deposits, and intangible assets.

Equity Transactions - During 2002, the Company issued 285,714 shares of Series B preferred stock for $500,000 (less stock issuance costs of $7,131), exchanged 250,000 outstanding shares of Series A preferred stock for 428,571 shares of Series B preferred stock, and had 1,125 stock options exercised at a share price of $1. The 250,000 Series A preferred stock exchanged for Series B preferred stock were cancelled.

See Note 16 for details on the issuance of 302,852 and 373,548 shares of common stock for no consideration during the years ended December 31, 2003 and 2002, respectively.

Research and Development Costs - Research and development expenditures, consisting primarily of software development costs incurred prior to achieving technological feasibility are charged to operations as incurred. After technological feasibility is established any additional software development costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Capitalization of Software Development Costs. Under the Company's software development process, technological feasibility is established upon completion of a working model. The Company to date has not capitalized any software development costs due to the immateriality of such costs.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies (Continued)

Advertising - The Company expenses the costs of advertising when the advertising takes place. The Company's advertising expenses are classified as both "selling expenses" and "marketing expenses" on the consolidated statements of operations.

During 2002, the Company expensed $87,239 that had been prepaid in 2001 for an advertising campaign performed in January 2002.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Actual amounts could differ from those estimates.

Loss per Share - The computation of basic earnings per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during each period. The net loss available to common stockholders is $(1,655,147) and $(2,928,624) for the years ended December 31, 2003 and 2002, respectively. The net loss available to common stockholders includes the Company's cumulative dividends on preferred stock of $527,503 for each period (see Note 12).

The computation of fully-diluted earnings per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. An additional 1,412,822 and 1,557,330 common stock equivalents were omitted from the computation of fully-diluted earnings per share due to their antidilutive effect for the years ended December 31, 2003 and 2002, respectively.

Stock Based Compensation - The Company adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense for the Company's stock options been determined based on the fair value at the grant date consistent with the provision of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                    2003         2002
                                               ------------- -------------
     Net loss, as reported                     $ (1,143,994) $ (2,401,121)
     Total stock-based employee compensation
     expense determined by fair value-based
      method of awards                             (139,261)      (21,799)
                                               ------------- -------------
     Net income, pro forma                     $ (1,283,255) $ (2,422,920)
                                               ============= =============
     Basic loss per share, as reported         $      (0.11) $      (0.20)
     Basic loss per share, pro forma           $      (0.12) $      (0.20)

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies (Continued)
        ------------------------------------------------------

The pro forma effect on net income may not be representative of the pro forma effect on net income for future years due to among other things: (i) the vesting period of future stock options and the (ii) fair value of additional stock options in future years.

The fair value of the options granted is estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:


     Expected dividend yield                        -           -
     Expected stock price volatility               90%         90%
     Risk-free interest rate                     4.25%       5.00%
     Expected life of options                  7 years     7 years

The weighted average fair value of options granted during the year ended December 31, 2003 and 2002 was $0.48 and $0.18, respectively.

Note 2. Fixed Assets
        ------------

Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method for financial reporting purposes. Asset lives vary from three to ten years based on the estimated useful life of the assets.

Major classifications of property and equipment for December 31, 2003 and 2002 are as follows:
                                                       2003        2002
                                                  ------------- -------------
       Computer software       3 year life        $     12,035  $     26,401
       Computer hardware       3-5 year life           247,828       245,914
       Phone equipment         5 year life              23,620        33,422
       Leasehold improvements  5 year life               9,218         8,051
       Furniture and fixtures  5-10 year life           94,308       210,933
       Vehicles and boats      10 year life              8,000         8,000
                                                  ------------- -------------
                                                       395,009       532,721
       Accumulated depreciation and amortization      (225,636)     (244,391)
                                                  ------------- -------------
                                                  $    169,373  $    288,330
                                                  ============= =============

Maintenance, repairs, and renewals that neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains and losses on dispositions are included in net income.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 3. Foreign Currency Transactions and Translation
        ---------------------------------------------

During 2002, the Company acquired CALI Brasil (See Note 1). The Company reports the assets, liabilities, and equity of this subsidiary using the exchange rate at the date of the balance sheet. The Company reports the income and expenses of this subsidiary using a weighted-average exchange rate over the period of the statement of income.

Gains or losses on translating the functional currency to the reporting currency are reported as a component of other cumulative comprehensive income.

No other transactions for the years ending December 31, 2003 and 2002 involved a currency other than U.S. dollars.

Note 4. Note Receivable
        ---------------

During 2001, the Company converted $665,118 in accounts receivable from a distributor to a note. The Company renegotiated this note in 2002. The Company reduced the amount owed from $613,786 to $350,000. The note bears interest at 10 percent and is due December 31, 2006. Payments are due with each product sale generated by the distributor equal to 15 percent of the sales price. No portion is presented as current since the amounts of sales in the next year are unknown. The amount outstanding is $319,199 and $350,000 at December 31, 2003 and 2002, respectively.

Note 5. Lines of Credit
        ---------------

The Company has established an equipment line of credit from a vendor. This line of credit has a limit of $10,000 and bears interest at a variable rate (18.99 percent at December 31, 2003). The line has no expiration date. At December 31, 2003, the balance outstanding on this line was $8,934.

The Company had a $250,000 line of credit from a bank. In 2002, the Company repaid this line of credit and closed the line of credit upon repayment.

Note 6. Discontinued Operations
        -----------------------

The Company discontinued the operations of its Brazilian subsidiary, ELLIS do Brasil, Ltda., on July 1, 2003, (the "measurement date"). On July 1, 2003, the Company determined that no value would be realized from the subsidiary's assets and liabilities.

The amount by which the assets exceeded the liabilities has been recorded as a "loss on disposal of subsidiary" on the consolidated statement of operations. The Company anticipates the conclusion of its subsidiary's operations will be completed by December 31, 2003. At December 31, 2003, there are no remaining assets or liabilities of the subsidiary reported on the Company's consolidated balance sheet.

The subsidiary's revenues were $81,696 and $477,273 for the years ended December 31, 2003 and 2002, respectively. All results of operations for the period the Company owned the subsidiary are reported as "loss from operations of discontinued subsidiary" on the consolidated statement of operations.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 6.  Discontinued Operations (continued)
         ----------------------------------

The Company reports the loss from discontinuing its subsidiary without any tax effects. The Company has net operating loss (NOL) carryforwards from its U.S. operations in excess of $2,500,000. The Company believes that $2,500,000 of NOL carryforwards is more likely than not to be realized in future years. As a result, the losses realized from the discontinuance of the subsidiary's operations may not result in any realized tax benefit.

Note 7.  Income Taxes
         ------------

The provision for income taxes is based on income and expense reported in the financial statements, which differs from that reported for income tax purposes. Accordingly, deferred income taxes are provided in recognition of such differences. Temporary differences include vacation accrual, excess tax depreciation, and net operating loss carryforwards.

Income tax liabilities, expense, and deferred taxes are computed by following the procedures outlined in Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". The applicable federal and state tax rates in effect at December 31, 2003 and 2002 were used in calculating the income tax liabilities, expense, and deferred taxes. Income tax expense for the years ended December 31, 2003 and 2002 is computed as follows:


                                                       2003          2002
                                                  ------------- -------------
     Current:
       Federal income tax expense (benefit)       $          -  $          -
       State income tax expense (benefit)                  100             -
     Deferred income tax expense (benefit)              64,147      (329,996)
                                                  ------------- -------------
       Income tax expense (benefit)               $     64,247  $   (329,996)
                                                  ============= =============


The income tax provision reconciled to the tax computed at the federal statutory rate of 34 percent is as follows at December 31:


     Income taxes at the statutory rate           $   (135,810) $   (928,580)
     State income taxes, net of federal benefit        (13,181)      (87,396)
     Valuation allowance on NOL carryforward           152,404       743,647
     Other                                              60,834       (57,667)
                                                  ------------- -------------
        Total income tax provision                $     64,247  $   (329,996)
                                                  ============= =============

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 7.  Income Taxes (Continued)
         -----------------------

Deferred tax assets and liabilities consist of the following:

                                                      2003           2002
                                                 -------------- --------------
     Deferred tax assets:
       Allowance for doubtful accounts           $      21,761  $      92,618
       Net operating loss carryforward               1,639,580      1,676,147
       Vacation accrual                                 11,314         14,703
       Valuation allowance                            (707,080)      (743,648)
                                                 -------------- --------------
         Total deferred tax assets                     965,575      1,039,820

     Deferred tax liabilities:
       Excess tax depreciation                         (10,778)       (20,876)
                                                 -------------- --------------
     Net deferred tax assets (liabilities)       $     954,797  $   1,018,944
                                                 ============== ==============


The income tax provision reconciled to the Balance Sheet accounts is as follows at December 31:

                                                       2003          2002
                                                 -------------- --------------
     Tax payments made (refunds received):
       Federal                                   $     (39,952) $    (290,966)
       State                                                 -         (6,127)
                                                 -------------- --------------
     Total tax payments (refunds received)             (39,952)      (297,093)

     Current income tax expense (benefit)                  100              -
     Prior year income taxes receivable (payable)       39,952        337,045
                                                 -------------- --------------
     Income taxes payable                                 (100)             -
                                                 -------------- --------------
     Income taxes receivable                     $           -  $      39,952
                                                 ============== ==============


The Company has net operating loss (NOL) carryforwards of $4,395,657 (including $506,626 of losses from its Brazilian subsidiary) and $4,493,693 (including $506,626 of losses from its Brazilian subsidiary)at December 31, 2003 and 2002, respectively. The NOL carryforwards can be applied against taxable income in future years and begin to expire in 2016. A valuation allowance for the deferred tax asset caused by NOL carryforwards has been made of $707,080 and $743,647 for the years ended December 31, 2003 and 2002, respectively. NOL carryforwards of $2,500,000 is the amount the Company believes is more likely than not to be realized in future years. As a result, a valuation allowance has been made for all NOL carryforwards exceeding $2,500,000.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 8.  Concentrations
         --------------

The Company is engaged in a single business segment, the development and marketing of language training software. The computer software industry is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results.

The Company sells its products primarily through distributors and resellers. Sales through the two largest distributors of the Company accounted for approximately 26 and 32 percent of the Company's net revenues for the years ended December 31, 2003 and 2002, respectively.

The Company believes that no single end-user customer accounted for more than five percent of the Company's sales in 2003 and 2002.

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The credit risk associated with accounts receivable is mitigated by the Company's credit evaluation process, reasonably short collection terms, and the geographical dispersion of sales transactions. Based on the credit worthiness of its distributors and customers as well as general economic conditions, the Company estimates an allowance for doubtful accounts of $58,341 and $298,306 at December 31, 2003 and 2002, respectively.

Note 9. Leases
        ------

During 2002, the Company decided to not extend its current lease agreement for office space expiring January 2003. During 2003, the Company entered into a five-year lease agreement for office space in Salt Lake City, Utah, beginning in February 2003 at a monthly lease rate of $10,940. Future minimum payments are required as follows for the years ending December 31:

                          2004     $  140,996
                          2005        139,520
                          2006        142,225
                          2007        145,976
                          2008         60,954

Note 10. Pension Plans
         -------------

The Company has a defined benefit pension plan covering all employees who meet age and length of service requirements. The benefits are based on years of service and the employee's compensation during the last three consecutive years of employment. The Company's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those benefits expected to be earned in the future.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 10. Pension Plans (Continued)
         -------------------------

Contributions vest to employees at the end of six years of service. The Company is in the process of terminating the defined benefit plan. As of November 15, 2001, all future benefit accruals under the plan are frozen. No curtailment gain or loss has been recognized. The final termination cost to the Company has not yet been determined and has not been presented in the financial statements.
                                                    December 31,  December 31,
                                                         2003        2002
                                                   ------------- -------------
Change in benefit obligations:
  Benefit obligation at beginning of year          $    283,445  $    264,902
  Service cost                                                -             -
  Interest cost                                          20,177        18,543
  Actuarial change in PBO                                 5,007             -
                                                   ------------- -------------

  Benefit obligation at end of period              $    308,629  $    283,445
                                                   ============= =============

Change in plan assets:
  Fair value of plan assets at beginning of year   $    241,338  $    236,754
  Actual return on plan assets                           66,378         4,584
  Employer contribution                                       -             -
  Benefits paid                                               -             -
                                                   ------------- -------------

  Fair value of plan assets at end of period       $    307,716  $    241,338
                                                   ============= =============

Net pension cost included the following components:
  Service cost                                     $          -  $          -
  Interest cost                                          20,177        18,543
  Expected return on plan assets                        (16,893)      (16,573)
  Amortization of prior service cost                          -             -
  Unrecognized net actuarial gain                         9,066        8,189
                                                   ------------- -------------

                                                   $     12,350 $     10,159
                                                   ============= =============
Funded status of the plan:
  Plan assets less than projected benefits         $       (913) $    (30,122)
  Unrecognized prior service cost                       148,034       157,536
  Unrecognized net gain                                 (56,924)      (24,867)
                                                   ------------- -------------

  Net amount recognized                            $     90,197  $    102,547
                                                   ============= =============

Amounts recognized in the balance sheet:
  Prepaid expenses                                 $     89,284  $     65,800
                                                   ============= =============

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 10.  Pension Plans (Continued)
          -------------------------

The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 6.5 and 7 percent for the years ended December 31, 2003 and 2002, respectively. The expected long-term rate of return was 7 percent for the years ended December 31, 2003 and 2002. The expected average percentage increase in compensation levels was 3 percent for the years ended December 31, 2003 and 2002.

The Company has established a 401(k) profit sharing plan. Employees may contribute the lesser of $11,000 or 25 percent of their compensation to the Company's plan. The Company contributes an additional 100 percent of the amount contributed by employees up to a maximum of 4 percent of compensation. Participants are fully vested in employer contributions after 3 years of service. The Company contributed $25,499 and $38,525 for the years ended December 31, 2003 and 2002, respectively.

Note 11.  Preferred Stock
          ---------------

The Company's outstanding preferred stock consists of 750,000 shares of Series A Convertible Preferred Stock and 714,285 shares of Series B Convertible Preferred Stock. Preferred shares are entitled to preferential cumulative dividends at 12 percent per annum (totaling $527,503 per year) as and when declared by the Board of Directors. In the event of a dissolution or liquidation, the preferred shares receive $3 per share ($4,392,855 in total) plus any unpaid accumulated dividends. The preferred shares are convertible at any time into common stock at a rate of one share of common stock for each share of preferred stock subject to particular antidilution provisions. The preferred shares are not redeemable.

The Company has the ability to convert the preferred shares to common shares one year after the preferred shares were issued provided the Company's common stock average closing price for the preceding 45 days exceeds $8 per share or the Company completes a public underwriting exceeding $15 million to the Company.

Cumulative dividends on the Company's outstanding preferred shares totaled $1,055,006 and $527,503 for the years ended December 31, 2003 and 2002, respectively.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


Note 12.  Stock Option Plan
          -----------------

Throughout 2002 and 2001, the Company granted stock options to qualified employees and distributors. The options have a vesting period of four years and expire ten years from the date of issuance. The exercise price is the fair market value on the date of issuance.

The schedule of stock options is as follows:

                                                                 Weighted-
                                   Number of      Range of        Average
                                    Options   Exercise Prices  Exercise Price
                                  ----------- ---------------- --------------
Outstanding at January 1, 2002       171,225   $1.00 - $3.75     $  1.30

  Granted                            121,106   $0.16 - $1.85        0.68
  Exercised                           (1,125)      $1.00            1.00
  Forfeited                         (139,539)      $1.00            1.00
                                  -----------

Outstanding at December 31, 2002     151,667   $0.16 - $3.35        0.90

  Granted                            400,000   $0.20 - $0.76        0.49
  Exercised                                -
  Forfeited                          (20,756)  $0.20 - $2.60        1.83
                                  -----------

Outstanding at December 31, 2003     530,911   $0.16 - $3.00        0.69
                                  ===========


The following table summarizes information about stock options at December 31, 2003:

         Options Outstanding                        Options Exercisable
------------------------------------------------  --------------------------
                                   Weighted-
                                    Average
                                   Remaining         Weighted-
    Range of          Number    Contractual Life      Average       Number
Exercise Prices     Outstanding     (Years)       Exercise Price  Exercisable
------------------  -----------  ---------------  --------------  -----------
  $0.16 - $0.40      200,000           9.02         $    0.23       150,375
  $0.41 - $1.00      275,925           7.58              0.80       174,844
  $1.01 - $2.50       44,811           8.04              1.63         9,617
  $2.51 - $3.00       10,175           7.99              2.57         6,000

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 13.  Additional Cash Flow Information
          --------------------------------

The Company paid $0 and $2,181 in interest during the years ended December 31, 2003 and 2002, respectively. The Company paid $100 and $0 in taxes during the years ended December 31, 2003 and 2002, respectively.

During the year ended December 31, 2003, the Company had no noncash investing or financing activities.

During the year ended December 31, 2002, the Company issued 428,571 shares of Series B preferred stock for 250,000 outstanding shares of Series A preferred stock. The Company also gave equipment and vehicles with a net book value of $47,813 to employees as additional compensation.

Note 14.  Recent Accounting Pronouncements
          --------------------------------

In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", FASB Statement No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of SFAS 145 are required to be applied to fiscal years beginning after May 15, 2002. The adoption of SFAS 145 is not expected to have any impact on the Company's financial position or results of operations.

In June 2002, the FASB issued FASB Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issue Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of SFAS 146 are required to be applied for exit or disposal activities that are initiated after December 31, 2003. The adoption of SFAS 146 is not expected to have any material impact on the Company's financial position or results of operations.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 14.  Recent Accounting Pronouncements (Continued)
          --------------------------------------------

In December 2002, the FASB issued FASB Statement No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation Transition and Disclosure." SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. The provisions of SFAS 148 are required to be applied to fiscal years ending after December 15, 2003. The adoption of SFAS 148 is not expected to have any impact on the Company's financial position or results of operation.

In July 2003, the FASB issued FIN 46 that requires the consolidation of certain types of entities in which a company absorbs a majority of another entity's expected losses, receives a majority of the other entity's expected residual returns, or both, as a result of ownership, contractual, or other financial interest in the other entity. These entities are called "variable interest entities." The principal characteristics of variable interest entities are (1) an insufficient amount of equity to absorb the entity's expected losses, (2) equity owners as a group are not able to make decisions about the entity's activities, or (3) equity that does not absorb the entity's losses or receive the entity's residual returns. Variable interests are contractual, ownership, or other monetary interests in an entity that change with fluctuations in the entity's net asset value. As a result, variable interest entities can arise from items such as lease agreements, loan arrangement, guarantees, or service contracts. In December 2003, the FASB published a revision to FIN 46 (FIN 46R) to clarify some of the provisions of the interpretation and to defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provisions of the interpretation in financial statements for period ending after March 14, 2004. The Company does not have interests in special purpose entities and will apply the provisions of FIN 46R with its first quarter 2004 financial statements.

Note 15.  Commitments and Contingencies
          -----------------------------

In June 2001, the Company terminated a relationship with its investment advisor. As a condition of this termination agreement, the financial advisor and all investors introduced to the Company by the advisor are entitled to additional shares of common stock should the Company's S-3 Registration Statement not be accepted by the U.S. Securities and Exchange Commission (SEC) by November 15, 2001. The number of shares to be awarded was based on the initial shares purchased during the term the financial advisor was retained and were to be awarded for each month beyond November 15, 2001 that the S-3 Registration Statement was not accepted by the SEC. The total number of shares awarded as a result of the S-3 Registration Statement not being accepted by the SEC was 302,852 and 373,548 during the years ended December 31, 2003 and 2002, respectively.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 15.  Commitments and Contingencies (Continued)
          ----------------------------------------

The Company has issued all of the 676,400 shares of common stock required by the termination agreement.

In September 2001, the Company issued 1,000,000 shares of preferred stock and 500,000 shares of common stock. The stock purchase agreement requires the Company to have an S-3 Registration Statement accepted by the SEC no later than March 2002. In the event this S-3 Registration Statement was not accepted, the owners of these shares are entitled to an annual dividend of $400,000. The Company has not declared such a dividend at December 31, 2003 and 2002.

The Company may become or is subject to investigations, claims, or lawsuits ensuing out of the conduct of its business, including those related to environmental safety and health, product liability, commercial transactions, etc. The Company is not currently aware of any such items that it believes could have a material, adverse effect on its financial position.

Note 16.  Subsequent Events
          -----------------

The Company terminated its chief executive officer and nearly half of its employees during February 2004. The Company is not liable for any post-employment benefits related to these terminations.

Note 17.  Related Party Transactions
          --------------------------

The Company has paid for legal services provided by a member of the board, $31,879 and $94,977 during the years ended December 31, 2003 and 2002, respectively. The Company owed this director $2,581 for legal services at December 31, 2003.

              INFORMATION ABOUT THE RIGHTS OFFERING

     What is the rights offering?

     The rights offering is a distribution of non-transferable subscription rights on a pro rata basis to all of our common stockholders. We are distributing subscription rights for every share of our common stock held on
 November 10, 2004, (the "Record Date"). If all subscription and over-subscription rights are exercised, we will issue approximately 15,879,746 shares of our common stock in the rights offering, raising gross proceeds of approximately $2.3 million. We anticipate incurring expenses associated with the rights offering of approximately $113,000.

     Why are we conducting the rights offering?

     Our primary purpose for the rights offering is to raise capital to apply toward general operating costs, retire certain corporate debts, expand sales channels and marketing support of our product, and to refine our existing products while developing new ones. For a more thorough itemization of how we plan to apply the net proceeds we receive from the rights offering, see the "Use of Proceeds" Section on page 15. Our management has decided that a capital infusion of $1 million to $2 million now will allow us to accomplish these goals, and realize associated revenues and anticipated profits, sooner than if we merely relied on and waited for our revenues from operations. Our management decided to raise these funds through a rights offering because it gives our common stockholders the right to purchase additional shares of our common stock based on their current ownership percentage.

     What is a subscription right?

     Each full subscription right entitles a holder to purchase one share of our common stock at a subscription price of $0.15 per share and carries with it a basic subscription privilege and an over-subscription privilege.

     What is the basic subscription privilege?

     The basic subscription privilege of each subscription right entitles you to purchase one share of our common stock at the subscription price.

     What is the over-subscription privilege?

     The over-subscription privilege included with each subscription right entitles stockholders who fully exercise their basic subscription privilege to subscribe for additional shares of our common stock at the subscription price to the extent that other subscription rights holders do not exercise their subscription rights. If sufficient shares are available, we will honor all over-subscription requests in full. If over-subscription requests exceed the shares available, we will allocate the available shares pro rata among those who oversubscribed based on the number of shares subscribed for pursuant to the basic subscription privilege. "Pro rata" means in proportion to the number of shares of our common stock that you and the other subscription rights holders have purchased by exercising the basic subscription privileges.

     When does the rights offering expire?

     The rights offering expires at 5:00 p.m.  Mountain Time on December
24, 2004. We may extend the Expiration Date for any reason. We may extend the Expiration Date until some later date if a material event occurs and we need more time to adequately disclose information to subscription rights holders. See, "The Rights Offering -- Expiration Date; Amendment and Termination," p.69.

     Am I required to subscribe in the rights offering?

     No.

     What happens if I choose not to exercise my subscription rights?

     You will retain your current number of shares of our common stock even if you do not exercise your subscription rights. If you choose not to exercise your subscription rights, then the percentage of our common stock that you own will decrease and your voting and other rights will be diluted.

     May I sell or transfer my subscription rights if I do not want to purchase any shares?

     No. The subscription rights are not transferable. Only you may exercise the subscription rights.

               EXERCISING YOUR SUBSCRIPTION RIGHTS

     How do I exercise my subscription rights if my shares are held in the name of my broker, custodian bank or other nominee?

     If you hold your shares in a brokerage account, custodian bank or by another nominee, you will not receive a Subscription Rights Certificate. We will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this offering.

     How do I exercise my subscription rights if my shares are held in my name?

     If you hold your shares directly, you will receive a Subscription Rights Certificate. You may exercise your subscription rights by completing and signing the purchase form that appears on the back of each Subscription Rights Certificate. You must then send the completed and signed form, along with payment in full of the subscription price for all shares of our common stock to be purchased through the basic subscription privilege and, if exercised, the over-subscription privilege, to ELLIS. We must receive these documents and the subscription payment no later than the time and date the rights offering expires.

     You may also exercise your subscription rights by following the procedures for guaranteed delivery described under "Guaranteed Delivery Procedures" beginning on page 75. In this case, you must deliver the Notice of Guaranteed Delivery and subscription payment to us by the time and date the rights offering expires. You must also deliver the properly completed Subscription Rights Certificate to us no later than three business days following the time and date the rights offering expires.

     We have provided more detailed instructions on how to exercise your subscription rights under "Exercise of Subscription Rights" Section on page 71 and on the Subscription Rights Certificate accompanying this Prospectus.

     What should I do if I want to participate in the rights offering and I am a stockholder in a country from outside the United States or in the armed services?

     We will not mail subscription certificates to you if you are a rights holder whose address is outside the United States or if you have an army post office or a fleet post office address. You must exercise your subscription rights on or prior to 5:00 p.m. Mountain Time on December 24, 2004.
If you do not follow these procedures prior to the expiration of the rights offering, your subscription rights will expire.

     If I exercise rights in the rights offering, may I cancel or change my decision?

     No.  All exercises of subscription rights are irrevocable.

     Will I be charged a sales commission or a fee if I exercise my subscription rights?

     We will not charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

     If the rights offering is not completed, will my subscription payment be refunded to me?

     Yes. If the rights offering is not completed, we will return, without interest, all subscription payments.

     How was the $0.15 per share subscription price established?

     Our Board of Directors set all of the terms and conditions of the rights offering, including the subscription price. The $0.15 subscription price was based on the strategic alternatives available to us for raising capital, the limited trading volume in our common stock, our business prospects and general conditions in the securities markets.

     How much money will ELLIS receive from the rights offering?

     If the rights offering is fully subscribed, we will receive gross proceeds of approximately $2.3 million. If Frank Otto does not exercise his basic subscription privilege, our common stockholders other than Mr. Otto exercise their full basic subscription rights but no over-subscription rights, and Camden Partners purchases $500,000 worth of our common shares as standby purchaser, we will receive proceeds of approximately $1.4 million. We estimate total costs, professional fees and expenses associated with the rights offering to total approximately $113,000. Accordingly, we will receive net proceeds of approximately $2.2 million if the rights offering is fully subscribed, and approximately $1.3 million if Frank Otto does not exercise his basic subscription privilege, our common stockholders other than Mr. Otto exercise their full basic subscription rights but no over-subscription rights, and Camden Partners purchases $500,000 worth of our common shares.

     Are there risks involved in exercising my subscription rights?

     Yes. A purchase of our common stock involves a high degree of risk. You should read and carefully consider the information set forth under "Risk Factors" beginning on p. 3 and the information contained elsewhere in this Prospectus. You should decide whether to subscribe for our common stock based on your own assessment of your best interests.

     The subscription rights

     We will distribute to each holder of our common stock on the Record Date, which was 5:00 p.m. Mountain Time November 10, 2004 , at no charge, one non-transferable subscription right for each share of our common stock owned. Assuming our common stockholders other than Mr. Otto fully exercise their subscription privileges under the rights offering, but do not exercise their over-subscription privileges relative to any subscription rights to which Mr. Otto does not subscribe, we will sell a total of approximately 5,968,746 shares of our common stock. We would also issue an additional 3,333,333 shares of our common stock to Camden Partners in its capacity as standby purchaser, assuming that we retire the principal amount of and accrued interest on the Convertible Notes with cash only, and not shares of our common stock at $0.15 per share. The subscription rights will be evidenced by non-transferable Subscription Rights Certificates.

     Each subscription right will allow you to purchase one share of our common stock at the subscription price of $0.15 per share. If you elect to exercise your basic subscription privilege in full, you will also be entitled to subscribe, at the subscription price, for additional shares of our common stock under your over-subscription privilege to the extent that other stockholders do not exercise their basic subscription privileges in full. If the number of shares available after satisfaction of all basic subscriptions is insufficient to satisfy fully all elections to exercise the over-subscription privilege, we will allocate the excess shares pro rata among those over-subscribing. We will base the pro rata allocation on the number of shares subscribed for pursuant to the basic subscription privilege. The opportunity to exercise the over-subscription privilege is available to all subscription rights holders on the same terms.

     If you hold your shares in a brokerage account or by a custodian bank or other nominee, you will not receive a Subscription Rights Certificate, and your subscription rights must be exercised through the broker, custodian bank or other nominee. The following describes the rights offering in general and assumes (unless specifically provided otherwise) that you are a record holder of our common stock. If you hold your shares in a brokerage account or by a custodian bank or other nominee, please contact your broker, custodian bank or other nominee to participate in the rights offering.

     If you hold your shares directly, you will receive a non-transferable Subscription Rights Certificate. As a holder of subscription rights you will be entitled to a basic subscription privilege and an over-subscription privilege. These privileges are described below.

     Your purchase of shares of our common stock pursuant to the rights offering is not conditioned upon the subscription of any minimum number of shares by you and the other holders of the subscription rights.


      Before exercising any subscription rights, you should read the information set forth under the "Risk Factors" sections beginning on page 3.



     Expiration Date; amendments and termination

     You may exercise the basic subscription privilege and the over-subscription privilege at any time before 5:00 p.m. Mountain Time on December 24, 2004, the Expiration Date for the rights offering. We may, in our sole discretion, extend the time for exercising the subscription rights. We will not extend the date the subscription rights expire beyond December 24, 2004, unless our board of directors believes that a material event has occurred and we need more time to disclose adequately to you the information about the event. If the commencement of the rights offering is delayed for a period of time, the Expiration Date of the rights offering will be similarly extended. If we elect to extend the date the subscription rights expire, we will issue a press release announcing the extension before the first OTCBB trading day after the most recently announced Expiration Date.

     We reserve the right, in our sole discretion, to amend, terminate or modify the terms of the rights offering. If we terminate the rights offering, all affected subscription rights will expire without value and we will promptly return all of your subscription payments to you, without interest or deduction.

     If you do not exercise your subscription rights before they expire, they will be null and void. We will not be obligated to honor your exercise of subscription rights if we receive the documents relating to your exercise after they expire, regardless of when you transmitted the documents, except when you have timely transmitted the documents pursuant to the guaranteed delivery procedures described below.

     Subscription privileges

     Your subscription rights entitle you to the basic subscription privilege and the over-subscription privilege.

     Basic Subscription Privilege. With the basic subscription privilege, you may purchase one share of our common stock per subscription right, upon delivery to ELLIS of the required documents and payment of the subscription price of $0.15 per share, before the time the subscription rights expire. You are not required to exercise all of your subscription rights unless you wish to purchase shares under your over-subscription privilege. We will deliver to the record holders who purchase share in the rights offering certificates representing the shares purchased with a holder's basic subscription privilege as soon as practicable after the rights offering has expired. Please mail all documents and payment required to exercise your basic subscription privilege to:

     ELLIS, Inc.
     P.O. Box 708579
     Sandy, Utah 84070-8579

     Please make all checks and other negotiable instruments constituting your payment to exercise your basic subscription privilege payable to "ELLIS Subscription Rights Account."

     Over-Subscription Privilege. In addition to your basic subscription privilege, you may subscribe for additional shares of our common stock, upon delivery to ELLIS of the required documents and payment of the subscription price of $0.15 per share before the time the subscription rights expire, if you exercised your basic subscription privilege in full and other holders of subscription rights do not exercise their basic subscription privileges in full.

     Please mail all required documents and the payment to exercise your over-subscription privilege to:

     ELLIS, Inc.
     P.O. Box 708579
     Sandy, Utah 84070-8579

     Please make all checks and other negotiable instruments constituting your payment to exercise your over-subscription privilege payable to "ELLIS Subscription Rights Account."

     Pro Rata Allocation. If there are not enough shares to satisfy all subscriptions pursuant to the exercise of the over-subscription privilege, we will allocate the remaining shares pro rata (subject to the elimination of fractional shares) among those over-subscribing. Pro rata means in proportion to the number of shares you and the other holders have purchased by exercising the basic subscription privileges. If there is a pro rata allocation of the remaining shares and the pro ration results in the allocation to you of a greater number of shares than you subscribed for pursuant to the over-subscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their over-subscription privilege.

     Full Exercise of the Basic Subscription Privilege. You may exercise the over-subscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, suppose you were granted subscription rights for shares of our common stock you own individually and shares of our common stock you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to subscription rights you own collectively with your spouse, you only need to exercise your basic subscription privilege with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription privilege owned collectively with your spouse to exercise your individual over-subscription privilege.

     When you complete the portion of the Subscription Rights Certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as to shares of our common stock you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

      If you own your shares of our common stock through your bank, broker or other nominee holder who will exercise your over-subscription privilege on your behalf, the nominee holder will be required to certify to us:

      .  the number of shares held on the Record Date on your behalf;

     . the number of subscription rights you exercised under your basic subscription privilege;

     . that your entire basic subscription privilege held in the same capacity has been exercised in full; and

     . the number of shares of common stock you subscribed for pursuant to the over-subscription privilege.

     Your nominee holder must also disclose to us certain other information received from you.

     If you exercise less than all of the subscription rights evidenced by your Subscription Rights Certificate by so indicating on your Subscription Rights Certificate, we will, if you so request, issue to you a new rights certificate evidencing the unexercised subscription rights. A new Subscription Rights Certificate will be issued to you according to your instructions upon the partial exercise of subscription rights only if we receive a properly endorsed Subscription Rights Certificate no later than the fifth business day prior to the Expiration Date of the rights offering. After that date no new Subscription Rights Certificates will be issued.
Accordingly, after such date if you exercise less than all of your subscription rights you will lose the power to exercise your remaining subscription rights.

     Return of Excess Payment. If you exercised your over- subscription privilege and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the Expiration Date of the rights offering. We will deliver to the record holders who purchase shares in the rights offering certificates representing the shares of our common stock that were purchased as soon as practicable after the Expiration Date of the rights offering and after all pro rata allocations and adjustments have been completed.

     Transferability of Subscription Rights. You may not transfer your subscription rights. Only you may exercise your subscription rights.

     Subscription Price.   To exercise your subscription rights, you must pay
in cash the subscription price of $0.15 per share of our common stock.

     Exercise of subscription rights

     You may exercise your subscription rights by delivering the following to us at or before 5:00 p.m. Mountain Time on December 24, 2004, the Expiration Date of the rights offering:

     . your properly completed and executed Subscription Rights Certificate evidencing those subscription rights with any required signature guarantees or other supplemental documentation; and

     . your payment in full of the subscription price for each share of our common stock subscribed for under your basic subscription privilege and over-subscription privilege.

     If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee, you should instruct your broker, custodian bank or other nominee to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m. Mountain Time on December 24, 2004, the Expiration Date of the rights offering.

     Your subscription rights will not be considered exercised unless we receive from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m. Mountain Time on December 24, 2004 , the Expiration Date of the rights offering.

     Method of payment

     Your payment of the subscription price must be made in U.S. dollars for the full number of shares of our common stock for which you are subscribing by either:

     . check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "ELLIS Subscription Rights Account."

     . wire transfer of immediately available funds to the account maintained for such purpose at Zions National Bank, ABA Routing No. 124000054, Account No. 032166753 (marked: "ELLIS Subscription Rights Account").

     Please mail all payments and documents relating to the rights offering and exercising your basic and/or over-subscription privileges to:

     ELLIS, Inc.
     P.O. Box 708579
     Sandy, Utah 84070-8579


     Receipt of Payment

     Your payment of the subscription price will be deemed received only upon:

     .    clearance of any uncertified check;

     . receipt of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order; or

     . receipt of collected funds in the ELLIS Subscription Rights Account designated above.

     Clearance of uncertified checks

     You should note that funds paid by uncertified personal checks may take at least five (5) business days to clear. If you wish to pay the subscription price by an uncertified personal check, we urge you to make payment sufficiently in advance of the time the subscription rights expire to ensure that your payment is received and clears by that time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your subscription rights.

     Delivery of subscription materials and payment

     You should deliver the Subscription Rights Certificate and payment of the subscription price, as well as any Nominee Holder Certifications and Notices of Guaranteed Delivery to:

     ELLIS, Inc.
     P.O. Box 708579
     Sandy, Utah 84070-8579

     You may call ELLIS at (801) 858-0880.

     Your delivery to another address or by any method other than as set forth above will not constitute valid delivery.

     Calculation of subscription rights exercised

     If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the basic subscription privilege with respect to the maximum number of subscription rights that may be exercised for the aggregate subscription price payment you delivered. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised the full basic subscription privilege and the over- subscription privilege to purchase the maximum number of shares of our common stock with your overpayment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the Expiration Date of the rights offering.

     Your funds will be held until shares of our common stock are issued

     We will hold payments for all the subscription privileges in the rights offering in the ELLIS Subscription Rights Account until we issue the shares of our common stock that a particular stockholder has purchased to that particular stockholder. We will issue all shares of our common stock purchased under the rights offering within ten (10) business days after the rights offering's Expiration Date, but we reserve the right to issue shares earlier than ten (10) business days after expiration.

     If you exercised your over-subscription privilege and are allocated less than all of the shares of our common stock for which you wished to subscribe, the excess funds you paid for shares of our common stock that are not allocated to you will be returned by mail without interest or deduction as soon as practicable after the Expiration Date of the subscription rights.

     Medallion guarantee may be required

     Your signature on each Subscription Rights Certificate must be guaranteed by an eligible institution (a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States), unless

     . your Subscription Rights Certificate provides that the shares of our common stock you subscribed for are to be delivered to you as record holder of those subscription rights; or

     .  you are an eligible institution.

     Notice to beneficial holders

     If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on November 10 , 2004 (a "nominee record date holder"), you should notify the respective beneficial owners of such shares of the subscription rights as soon as possible to find out such beneficial owners' intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate Subscription Rights Certificates and submit them with the proper payment to ELLIS at P.O. Box 708579, Sandy, Utah, 84070-8579. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing by submitting to ELLIS the form entitled "Nominee Holder Certification" that we will provide to you with your rights offering materials. If you did not receive this form, you should contact Mike Otto at (435) 640-7221 to request a copy.

     Beneficial owners

     If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners' Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate Subscription Rights Certificate, you should contact the nominee as soon as possible and request that they issue you a separate Subscription Rights Certificate. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

     Instructions for completing your Subscription Rights Certificate

     You should read and follow the instructions accompanying the Subscription Rights Certificates carefully. If you want to exercise your subscription rights, you must send your Subscription Rights Certificates along with full payment to ELLIS at P.O. Box 708579, Sandy, Utah, 84070-8579.

     You are responsible for the method of delivery of your Subscription Rights Certificate(s) with your subscription price payment to ELLIS. If you send your Subscription Rights Certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to ELLIS and clearance of payment prior to the time the subscription rights expire.

     Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

     Determinations regarding the exercise of your subscription rights

     We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of subscription rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until either i) we have waived all irregularities; or ii) you have cured any irregularities within any time period that we, in our sole discretion, decide.

     We will be under no duty to notify you of a defect or irregularity in connection with your submission of Subscription Rights Certificates. We will not be liable for failing to give you such notice. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept your exercise of subscription rights if our issuance of shares of our common stock pursuant to your exercise could be deemed unlawful or materially burdensome.

     Regulatory limitation

     We will not be required to issue shares of our common stock pursuant to the rights offering to you if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

     Guaranteed delivery procedures

     If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the Subscription Rights Certificates evidencing your subscription rights to ELLIS on or before the time the subscription rights expire, you may exercise your subscription rights by the following guaranteed delivery procedures:

     . deliver to ELLIS, on or prior to the rights offering Expiration Date, your subscription price payment in full for each share of our common stock you subscribed for under your basic subscription privilege and your over-subscription privilege (in the manner set forth in "Exercise of Subscription Rights" beginning on p. 43);

     . deliver to ELLIS, on or prior to the rights offering Expiration Date, the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions as to Use of English Language Learning and Instruction System, Inc. Subscription Rights Certificates" distributed with your Subscription Rights Certificates; and

     . deliver the properly completed Subscription Rights Certificate evidencing the subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to ELLIS within 3 OTCBB trading days following the date the Notice of Guaranteed Delivery was delivered to ELLIS.

     Your Notice of Guaranteed Delivery must be substantially in the form provided with the Instructions as to Use of English Language Learning and Instruction System, Inc. Subscription Rights Certificates distributed to you with your Subscription Rights Certificate. Your Notice of Guaranteed Delivery must come from an eligible institution (a commercial bank or trust company having an office or correspondent in the United States).

     In your Notice of Guaranteed Delivery you must state:

     .   your name;

     . the number of subscription rights represented by your Subscription Rights Certificates, the number of shares of our common stock you are subscribing for pursuant to the basic subscription privilege and the number of the shares of our common stock, if any, you are subscribing for pursuant to the over-subscription privilege; and

     . your guarantee that you will deliver to ELLIS any Subscription Rights Certificates evidencing the subscription rights you are exercising within three OTCBB trading days following the date we receive your Notice of Guaranteed Delivery.

     You must deliver any Notice of Guaranteed Delivery to ELLIS, P.O. Box 708579, Sandy, Utah, 84070-8579. You may, in the alternative, transmit the Notice of Guaranteed Delivery to ELLIS by facsimile transmission at (801) 858-0890. To confirm facsimile delivery, you may call ELLIS at (801) 858-0880.

     We will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Please call ELLIS at (801) 858-0880 to request any copies of the form of Notice of Guaranteed Delivery.

     Questions about exercising subscription rights

     You may direct any questions regarding the method of exercising your subscription rights, additional copies of this Prospectus, the Instructions as to the Use of English Language Learning and Instruction System, Inc. Subscription Rights Certificates, the Nominee Holder, Certification, the Notice of Guaranteed Delivery or other subscription documents referred to herein, to Mike Otto, our general legal counsel, at (435) 640-7221. You may also direct written inquiries to ELLIS at P.O. Box 708579, Sandy, Utah, 84070-8579.

     No revocation

     Once you have exercised your basic subscription privilege and/or over-subscription privilege, you may not revoke your exercise. Subscription rights not exercised prior to the Expiration Date of the rights offering will expire and will have no value.

     Procedures for DTC participants

     We expect that your exercise of your basic subscription privilege and your over-subscription privilege may be made through the facilities of The Depository Trust Company ("DTC"). If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your over- subscription privilege by instructing DTC to transfer your subscription rights from your account to the "ELLIS Subscription Rights Account, Zions First National Bank, Provo, Utah, ABA Routing Number 124000054, Account Number 032166753 (marked "ELLIS Subscription Rights Account"), together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share of our common stock that you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

     Determination of subscription price

     We did not set the subscription price, or any of the terms and conditions of the rights offering based on an independent valuation of ELLIS. The $0.15 subscription price was based on the strategic alternatives available to us for raising capital, the market price of our common stock before and after the announcement of the rights offering, the limited trading volume in our stock, our business Prospectus and the general conditions in the securities markets. The subscription price does not necessarily bear any relationship to our past operations, cash flows, current financial condition, or any other established criteria for value. As a result, you should not consider the subscription price as an indication of the current value of our company or its common stock. We cannot guarantee that you will be able to sell shares purchased in this offering at price equal to or greater than the subscription price of $0.15 per share. We urge you to obtain a current quote for our common stock before exercising your subscription rights. On November 10, 2004, the closing price of our common stock was $0.08. Our common stock is traded on the OTCBB under the symbol "ELLG."

     No recommendations to subscription rights holders

     An investment in shares of our common stock must be made according to each investor's evaluation of its own best interests and after considering all of the information in this Prospectus, including the "Risk Factors" discussed and other information provided in this Prospectus.

None of our board of directors, our officers or any other person is making any recommendation as to whether or not you should exercise your subscription rights. You should make your decision based on your own assessment of your best interests.

     Non-U.S. and certain other stockholders

     We will not mail Subscription Rights Certificates to record date holders whose addresses are outside the United States or who have an army post office or fleet post office address. Instead, we will hold such Subscription Rights Certificates for such holders' accounts. To exercise their subscription rights, such holders must notify us prior to 11:00 a.m. MDT on December
21, 2004 , 3 business days prior to the Expiration Date, and must establish to our satisfaction that such exercise is permitted under applicable law.

     Issuance of common stock

     We will hold payments for all the subscription privileges in the rights offering in the ELLIS Subscription Rights Account until we issue the shares of our common stock that a particular stockholder has purchased to that particular stockholder. We will issue all shares of our common stock purchased under the rights offering within ten (10) business days after the rights offering's Expiration Date, but we reserve the right to issue shares earlier than ten (10) business days after expiration.

     Your payment of the subscription price will be retained in the ELLIS Subscription Rights Account until your subscription is accepted and you are issued your stock certificates. We will not pay you any interest on these funds, regardless of whether such funds are applied to the subscription price or returned to you. You will have no rights as a stockholder of ELLIS with respect to shares of our common stock subscribed for until certificates representing such shares are issued to you. Unless otherwise instructed in the Subscription Rights Certificates, your certificates for shares issued pursuant to your exercise of subscription rights will be registered in your name.

     If the rights offering is not completed for any reason, we will promptly return, without interest, all funds we receive.

     Tax consequences of the rights offering

     A holder of our common stock generally should not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. However, our board of directors and we offer no recommendation or opinion relative to the tax consequences of the rights offering in general or exercising your subscription and over-subscription privileges in particular. You should consult your own tax advisor(s) relative to the federal and/or state tax consequences of the rights offering and your particular tax situation.

     Shares of common stock outstanding after the rights offering

     If our common stockholders fully exercised their basic and over-subscription privileges under the rights offering, approximately 30,879,492 shares of our common stock would be issued and outstanding after the expiration of the rights offering. Based on the 15,439,746 shares of our common stock outstanding as of October 31 , 2004, our issuance of shares in the rights offering would result in a 100% increase in the number of outstanding shares of our common stock. Moreover, as a result of certain anti-dilution provisions established under our Certificate of Incorporation, Camden Partners' shares of Series A Preferred shares will be convertible into 15,000,000 shares of the Company's common stock at the rate of $0.15 per share, and Camden Partners' Series B Preferred shares will be convertible into 8,335,706 shares of the Company's common stock at the rate of $0.15 per share. Accordingly, we could have up to 30,879,492 common shares issued after the rights offering, with an additional 23,335,706 issuable to Camden Partners at its election.

     Other matters

     We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase our common stock from you if you are a resident of any such state or other jurisdiction. We may delay the commencement of the rights offering in certain states or other jurisdictions in order to comply with the laws of such states or other jurisdictions. We do not expect that there will be any changes in the rights offering's terms. However, we may decide, in our sole discretion, not to modify the terms of the rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of that state, you will not be eligible to participate in the rights offering.

     What is the recommendation of our Board of Directors regarding the rights offering?

     Any decision regarding investing in our common stock must be based on your best interests. Accordingly, our board of directors makes no recommendation as to whether or not you should subscribe for our common stock.

      CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain United States federal income tax consequences of the rights offering to holders of our common stock that hold such stock as a capital asset for United States federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code, including, without limitation, , holders who are dealers in securities or international currency, international persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

     Moreover, this summary does not address the tax consequences of the rights offering under state, local or international tax laws.

ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE RIGHTS OFFERING TO YOU.


     Issuance of the subscription rights

     If you hold ELLIS common stock on the Record Date, you should not recognize taxable income upon the receipt of the subscription rights.

     In general, a corporation's distribution to its stockholders of subscription rights to acquire the corporation's stock is not taxable. An exception to this general rule applies in the case of a distribution that constitutes a disproportionate distribution with respect to any class or classes of stock of the corporation. A distribution of stock rights constitutes a disproportionate distribution if it is a part of a distribution or a series of distributions (including deemed distributions) that has the effect of (1) the receipt of property (including cash) by some stockholders and (2) an increase in the proportionate interests of other stockholders in the assets or earnings and profits of the distributing corporation.

     We intend to treat the distribution of subscription rights as a non-taxable distribution. If the Internal Revenue Service were to take a contrary position with respect to this matter, by deeming the distribution of subscription rights to constitute a taxable distribution, a person receiving a right would recognize a dividend, taxable as ordinary income, in an amount equal to the fair market value of the right received, but only to the extent of ELLIS' current and accumulated earnings and profits, if any. To the extent the deemed distribution exceeds such current and accumulated earnings and profits, any excess would be treated first as a nontaxable recovery of adjusted tax basis in your ELLIS common stock with respect to which the right was distributed and then as gain from the sale or exchange of your ELLIS common stock. Your tax basis in a right received in a taxable distribution would equal the fair market value of the right as of the date of distribution of the right. Your holding period in the right would begin on the day following the date of distribution of the right.

     The following discussion assumes that the distribution of the subscription rights will be treated as a nontaxable distribution.

     Basis and holding period of the subscription rights

     Generally, if you hold ELLIS common stock on the Record Date, your basis in the subscription rights you receive will be zero. If, however, (1) the fair market value of the subscription rights on the date we issue the subscription rights is 15% or more of the fair market value (on that same date) of our common stock, or (2) you properly elect under Section 307 of the Internal Revenue Code in your federal income tax return to allocate part of the basis of your ELLIS common stock to the subscription rights, then your basis in your shares of ELLIS common stock will be allocated between your ELLIS stock and the subscription rights in proportion to the fair market values of each on the date we issue the subscription rights. We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, each stockholder individually must determine how Internal Revenue Code Section 307 will apply in that stockholder's particular situation.

     The holding period of your subscription rights will include your holding period (as of the date of issuance) of the ELLIS common stock with respect to which we distributed the subscription rights to you.

     Expiration of the subscription rights

     If your basis in your subscription rights is zero, and you allow your subscription rights to expire unexercised, you will not recognize any gain or loss.

     If you have a basis in your subscription rights and you allow your subscription rights to expire unexercised, you will recognize a loss equal to the basis of those subscription rights. Any loss you recognize on the expiration of your subscription rights will be a capital loss if the ELLIS common stock obtainable by you upon exercise of the subscription rights would be a capital asset.

     Exercise of the subscription rights, basis and holding period of acquired shares

     You will not recognize any gain or loss upon the exercise of your subscription rights. Your basis in each share of ELLIS common stock you acquire through exercise of your subscription rights will equal the sum of the subscription price you paid to exercise your subscription rights and your basis, if any, in the subscription rights. Your holding period for the ELLIS common stock you acquire through exercise of your subscription rights will begin on the date you exercise your subscription rights.

     Sale or exchange of common stock

     If you sell or exchange shares of ELLIS common stock, you will generally recognize gain or loss on the transaction. The gain or loss you recognize will be equal to the difference between the amount you realize on the transaction and your basis in the shares you sell. Such gain or loss generally will be capital gain or loss so long as you held the shares as a capital asset at the time of the sale or exchange. Gain or loss from a capital asset held for more than one year will generally be taxable as long-term capital gain or loss.

     Information reporting and backup withholding

     You may be subject to backup withholding with respect to the rights offering. However, you will not be subject to backup withholding if you (1) are a corporation or fall within certain other exempt categories and, when required, demonstrate that fact; or (2) provide a correct taxpayer identification number and certify under penalties of perjury that your taxpayer identification number is correct and that you are not subject to backup withholding because you previously failed to report all dividends and interest income.

     Any amount withheld under these rules will be credited against your federal income tax liability. We may require you to establish your exemption from backup withholding or make other arrangements with respect to the payment of backup withholding.

THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE CONSEQUENCES OF THE RIGHTS OFFERING TO YOUR PARTICULAR TAX SITUATION, INCLUDING STATE AND LOCAL INCOME AND OTHER TAX LAWS.

     Whom should I contact with questions?

     If you have questions relating to the rights offering, you may contact either Mike Otto, our general counsel, at (435) 640-7221.

                        15,439,746 Shares

                           Common Stock

                       <LOGO APPEARS HERE>


      English Language Learning and Instruction System, Inc.

                            PROSPECTUS

                     November 10, 2004

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

     .   for any breach of duty of loyalty to us or to our stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

     . for any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation further provides that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, our bylaws provide that:

     . we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law;

     . we may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise prohibited by Delaware law; and

     .   the rights conferred in the bylaws are not exclusive.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

Securities and Exchange Commission Registration Fee              $        300
Subscription Agent Fee                                           $          -
Printing and Engraving Expenses                                  $      2,700
Registrar and Transfer Agent Fees                                $      6,000
Legal Fees and Expenses                                          $     73,000
Accounting Fees and Expenses                                     $      2,000
Blue Sky Fees and Expenses                                       $          -
Miscellaneous                                                    $     29,000

      Total                                                      $    133,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In July 2001, the Company issued an aggregate of 281,428 shares of the Company's common stock and warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $1.00 per share to Carriage House Capital as additional fees for services rendered on behalf of the Company. These issuances were effected without registration under the Securities Act, in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act.

     In July 2001, the Company issued an aggregate of 202,500 shares of the Company's common stock at a price of $2.00 per share, raising net proceeds of $352,350. The shares issued in connection with the private placement were issued without registration under the Securities Act, in reliance upon the exemption from registration contained in Rule 506 of Regulation D of the Securities Act.

     In September 2001, the Company issued an aggregate of 585,000 shares of the Company's common stock at a price of $2.00 per share, and 1,000,000 shares of Series A Convertible Preferred Stock at a price of $3.00 per share, raising aggregate net proceeds of $3,771,000. These issuances were effected without registration under the Securities Act, in reliance upon the exemption from registration contained in Rule 506 of Regulation D of the Securities Act.

     On May 17, 2002, the Company sold 285,714 shares of Series B Preferred Stock for $500,000. In addition, the Company exchanged 250,000 outstanding shares of Series A Preferred Stock for 428,571 shares of Series B Preferred Stock. The 250,000 shares of Series A Preferred Stock were then cancelled.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER  DESCRIPTION

3.1     Amended and Restated Certificate of Incorporation. (filed as Exhibit
        3.1 to the Company's Form 10KSB/A filed with the Securities and Exchange Commission on January 15, 2002)
3.2 Second Amended and Restated Certificate of Incorporation, dated May 17, 2002. (filed as Exhibit 3.2 to Form SB-2, filed August 27,
        2004)
3.3 Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's Form 10-KSB/A filed with the Securities and Exchange Commission on January 15, 2002)
5.1     Opinion of Otto & McBride, P.C . (filed with Form SB-2 on August 27,
        2004)
10.1 Lease for 406 West 10600 South, Suite 610, Salt Lake City, Utah 84092, commencing February 1, 2003 and amendment (filed as Exhibit of Form 10KSB for December 31, 2002 on March 28, 2003).
10.2 Combination Stock Option Plan (filed as Exhibit 6.3 to the Company's Form 10-SB on October 8, 1999)
10.3 Form of Non-Qualified Stock Option Agreement (filed as Exhibit 6.5 to the Company's Form 10-SB)
10.4 Form of Incentive Stock Option Agreement (filed as Exhibit 6.6 to the Company's Form 10-SB)
10.5 Stockholders' Agreement dated September 20, 2001 between the Company and certain stockholders. (filed as Exhibit 10.5 of Form 10KSB/A for December 31, 2000 on January 15, 2002)
10.6 Registration Rights Agreement dated September 20, 2001 between the Company and certain stockholders (filed as Exhibit 10.5 of Form 10KSB/A for December 31, 2000 on January 15, 2002)
10.7 Employment Agreement dated July 12, 2004 between the Company and Rohit Patel. (filed as Exhibit 10.7 to Form SB-2 on August 27, 2004)
10.8 Employment Agreement dated February 6, 2004 between the Company and Mark Emerson. (filed as Exhibit 10.8 to Form SB-2 on August 27,
        2004)
10.9 Letter Amendment to Mark Emerson Employment Agreement, February 8, 2004. (filed as Exhibit 10.9 to Form SB-2 on August 27, 2004)
10.10 Non-Disclosure, Intellectual Property and Non-Competition Agreement dated September 18, 2001 between the Company and Dr. Frank Otto
        (filed as Exhibit 10.5 of Form 10KSB/A for December 31, 2000 on January 15, 2002).
23.1    Consent of Squire & Company, P.C.  (filed with Form SB-2 on August
        27, 2004 as Exhibit 23.1)
23.2    Consent of Otto & McBride, P.C. (included in Exhibit 5.1 to Form
        SB-2 filed on August 27, 2004)
24.1    Power of Attorney  (included on signature page of initial Form
        SB-2, filed on August 27, 2004).

     In accordance with Rule 12b-32 of the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated herein by this reference.

ITEM 28. UNDERTAKINGS

     (a) The undersigned registrant hereby will:

         (1) during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

             (i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) reflect in the Prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) We will supplement the Prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the Prospectus, we will filed a post-effective amendment to state the terms of such offering.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on November 10, 2004.

                     ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.

                     By:  /s/ ROHIT PATEL
                     Rohit Patel,
                     Chief Executive Officer


                     By: /s/ MARK EMERSON
                     Mark Emerson
                     President